                                                                     EXHIBIT 2.2

     =====================================================================



                            SUBSCRIPTION AGREEMENT


                                     among


                             STAR DIGITEL LIMITED


                                      and


                         STAR TELECOM HOLDING LIMITED


                                      and


                  INTERNATIONAL WIRELESS COMMUNICATIONS, INC.



                       ________________________________
                        Dated as of September 23, 1996
                       ________________________________




     =====================================================================

                               TABLE OF CONTENTS

ARTICLE/SECTION                                                            PAGE


1.   Agreement to Subscribe and Issue........................................ 2
     1.1  Issuance of Shares to IWC.......................................... 2
     1.2  Delivery of Purchase Price by IWC.................................. 2
     1.3  Delivery of Payments to STHL....................................... 2

2.   Agreement to Subscribe and Issue (STHL)................................. 3
     2.1  Issuance of Shares to STHL......................................... 3
     2.2  Delivery of the Purchase Price by STHL............................. 3

3.   Closing................................................................. 4
     3.1  First Closing...................................................... 4
     3.2  Second Closing..................................................... 5
     3.3  Closings........................................................... 5

4.   Representations and Warranties with respect to the Company.............. 5
     4.1  Due Incorporation and Authority.................................... 5
     4.2  Subsidiaries and Other Affiliates.................................. 5
     4.3  Qualification...................................................... 5
     4.4  Authorized Share Capital........................................... 6
     4.5  Options or Other Rights............................................ 6
     4.6  Authority to Execute and Perform Agreement......................... 6
     4.7  No Breach.......................................................... 6
     4.8  Valid Issuance..................................................... 7
     4.9  Financial Statements............................................... 7
     4.10 No Material Adverse Change......................................... 8
     4.11 Liabilities........................................................ 8
     4.12 Charter Documents and Corporate Records............................ 8
     4.13 Compliance with Laws............................................... 9
     4.14 Claims and Proceedings............................................. 9
     4.15 Permits............................................................ 9
     4.16 Tax Matters........................................................ 9
     4.17 Title to Real Property............................................ 11
     4.18 Contracts......................................................... 11
     4.19 Potential Conflicts of Interest................................... 13
     4.20 Operations of the Company......................................... 13
     4.21 Banks, Brokers and Proxies........................................ 14
     4.22 Inventory......................................................... 14
     4.23 Receivables....................................................... 15
     4.24 Tangible Property................................................. 15
     4.25 Intellectual Property............................................. 15
     4.26 Title to Properties............................................... 17

     4.27 Accounts Payable.................................................. 17
     4.28 Insurance......................................................... 17
     4.29 Officers, Directors and Employees................................. 18
     4.30 Full Disclosure................................................... 18

5.   Representations and Warranties of STHL................................. 18
     5.1  Authority to Execute and Perform Agreement........................ 18
     5.2  No Breach......................................................... 19
     5.3  Purchase for Investment........................................... 19
     5.4  Full Disclosure................................................... 19

6.   Representations and Warranties of IWC.................................. 19
     6.1  Authority to Execute and Perform Agreement........................ 19
     6.2  No Breach......................................................... 19
     6.3  Purchase for Investment........................................... 20

7.   Covenants and Agreements............................................... 20
     7.1  Conduct of the Business........................................... 20
     7.2  Corporate Examinations and Investigations......................... 20
     7.3  Transfer of PRC Mobile Telephone Business Activities from STHL and
          Affiliates of STHL to the Company................................. 21
     7.4  Release........................................................... 21
     7.5  Loan.............................................................. 21
     7.6  Designated Assignee............................................... 22
     7.7  Fees and Expenses................................................. 22
     7.8  Publicity......................................................... 22
     7.10 Further Assurances................................................ 22

8.   First Closing:  Conditions Precedent to the Obligation of IWC to Close. 22
     8.1  Representations and Covenants..................................... 23
     8.2  Escrow Agreement.................................................. 23
     8.3  Shareholders' Agreement........................................... 23
     8.4  STHL Management Services Agreement................................ 23
     8.5  IWC Management Services Agreement................................. 23
     8.6  Noncompetition Agreement.......................................... 23
     8.7  Loan Agreement.................................................... 23
     8.8  Amendment of Charter Documents.................................... 23
     8.9  Resignations...................................................... 23
     8.10 No Claims......................................................... 24
     8.11 Maintenance of Bank Account....................................... 24
     8.12 Memorialization of the Remaining STHL Group Loans................. 24

9.   First Closing:  Conditions Precedent to the Obligation of the Company to
     Close.................................................................. 24
     9.1  Representations and Covenants......................................25
     9.2  Escrow Agreement...................................................25
     9.3  Shareholders' Agreement............................................25

     9.4  STHL Management Services Agreement................................ 25
     9.5  IWC Management Services Agreement................................. 25
     9.6  Noncompetition Agreement.......................................... 25
     9.7  Loan Agreement.  The Company and.................................. 25
     9.8  No Claims......................................................... 25

10.  Second Closing:  Conditions Precedent to the Obligation of IWC to
     Close.................................................................. 25
     10.1 Representations................................................... 25
     10.2 Agreements........................................................ 26
     10.3 No Claims......................................................... 26
     10.4 Second Great Wall Project......................................... 26

11.  Second Closing:  Conditions Precedent to the Obligation of the Company to
     Close.................................................................. 26
     11.1 Representations................................................... 26
     11.2 Agreements........................................................ 27
     11.3 No Claims......................................................... 27

12.  Put Option of IWC...................................................... 27
     12.1 Trigger Event..................................................... 27
     12.2 Subscription Price................................................ 27
     12.3 Payment of Purchase Price......................................... 27
     12.4 Put Closing....................................................... 28
     12.5 Covenants of the Parent Company................................... 28

13.  Termination of the Agreement........................................... 31
     13.1 Termination....................................................... 31
     13.2 Termination after the First Closing............................... 32
     13.3 Effect of Termination............................................. 32
     13.4 Survival After Termination........................................ 32

14.  Survival of Representations and Warranties of the Company and STHL After
     Closing................................................................ 33

15.  Miscellaneous.......................................................... 33
     15.1 Definitions....................................................... 33
     15.2 Notices........................................................... 36
     15.3 Entire Agreement.................................................. 37
     15.4 Waivers and Amendments; Non-Contractual Remedies; Preservation of
          Remedies;......................................................... 38
     15.5 Assignment; Binding on Transferee................................. 38
     15.6 GOVERNING LAW..................................................... 38
     15.7 Arbitration....................................................... 38
     15.8 Currency Conversion Rate.......................................... 39
     15.9 Counterparts...................................................... 39

EXHIBITS
--------
Exhibit A      Form of Escrow Agreement
Exhibit B      Form of Shareholders' Agreement
Exhibit C      Form of STHL Management Services Agreement
Exhibit D      Form of IWC Management Services Agreement
Exhibit E      Form of Noncompetition Agreement
Exhibit F      Form of Loan Agreement

SCHEDULES
---------
Schedule 4.1   Proposed Projects
Schedule 4.2   Subsidiaries and Other Affiliates
Schedule 4.4   Authorized Share Capital of the Company and Subsidiaries
Schedule 4.10  Material Adverse Changes
Schedule 4.11  Liabilities
Schedule 4.15  Permits
Schedule 4.17(a) Owned Real Property
Schedule 4.17(b) Leased Real Property
Schedule 4.18  Contracts
Schedule 4.20  Operations of the Company
Schedule 4.21  Banks, Brokers and Proxies
Schedule 4.23  Receivables
Schedule 4.25  Intellectual Property
Schedule 4.26  Liens
Schedule 4.27  Accounts Payable
Schedule 4.28  Insurance
Schedule 4.29  Officers, Directors and Employees
Schedule 5.4   Agreements Relating to PRC Mobile Telephone Business Activities

                            SUBSCRIPTION AGREEMENT
                            ----------------------


          SUBSCRIPTION AGREEMENT, dated as of September 23, 1996 (this "Agreement"), among STAR DIGITEL LIMITED, a Hong Kong corporation with its registered offices at 6th Floor, Star Telecom Tower, 414 Kwun Tong Road, Kwun Tong, Kowloon, Hong Kong (the "Company"), STAR TELECOM HOLDING LIMITED, a Hong Kong corporation with its registered offices at 6th Floor, Star Telecom Tower, 414 Kwun Tong Road, Kwun Tong, Kowloon, Hong Kong ("STHL"), INTERNATIONAL WIRELESS COMMUNICATIONS, INC., a Delaware corporation with its principal offices at 400 South El Camino Real, San Mateo, CA 94402, U.S.A. ("IWC").

          The authorized share capital of the Company is HK$5,000,000, comprised of 5,000,000 ordinary shares, nominal value HK$1.00 per share (the "Shares"). STHL is the beneficial owner of 5,000,000 Shares and is the registered owner of 4,999,999 shares (which is all but one of the authorized, issued and fully paid Shares of the Company).

          The Company proposes to increase its authorized share capital by HK$574,750,000, comprised of 574,750,000 new Shares, to a total of HK$579,750,000, comprised of 579,750,000 Shares. The Company proposes to issue and allot to IWC, and IWC proposes to subscribe for, 85,030,000 Shares (the "First IWC Shares"), and the Company proposes to issue and allot to STHL, and STHL proposes to subscribe for, 122,545,000 Shares (the "First STHL Shares"), in each case upon the terms and subject to the conditions of this Agreement.

          Subject to the fulfilment of certain conditions set forth herein, the Company proposes to issue and allot to IWC, and IWC proposes to subscribe for, an additional 146,870,000 Shares (the "Second IWC Shares"), and the Company proposes to issue and allot to STHL, and STHL proposes to subscribe for an additional 220,305,000 Shares (the "Second STHL Shares"), in each case upon the terms and subject to the conditions of this Agreement. The First IWC Shares and the Second IWC Shares are collectively referred to herein as the "IWC Shares." The First STHL Shares and the Second STHL Shares are collectively referred to herein as the "STHL Shares."

          Certain terms used in this Agreement are defined in Section 15.1.

          Accordingly, in consideration of the representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          1.   Agreement to Subscribe and Issue (IWC).
               --------------------------------------

               1.1  Issuance of Shares to IWC.  The Company shall issue and
                    -------------------------
allot to IWC, and IWC shall subscribe for, upon the terms and subject to the conditions hereinafter set forth, (a) the First IWC Shares at the First Closing (as defined in Section 3.1) for an aggregate subscription price of US$11,000,000, and (b) the Second IWC Shares at the Second Closing (as defined in Section 3.2) for an aggregate subscription price of US$19,000,000, in each case to be paid in accordance with Section 1.2. Notwithstanding the foregoing, the parties acknowledge and agree that IWC may, with the prior written consent of STHL (which consent shall not be unreasonably withheld or delayed), assign its rights under Section 1.2(c) to any other person (the "Designated Assignee"), in which case all rights and obligations relating to the subscription of the Second IWC Shares shall, upon such assignment and without any further action, vest in the Designated Assignee.

               1.2  Delivery of Purchase Price by IWC.
                    ---------------------------------

                    (a) On or before the close of business (Hong Kong time) on September 24, 1996, IWC shall wire transfer to The Sumitomo Trust & Banking Co., Ltd., Hong Kong Branch (the "Escrow Agent") immediately available funds in the amount of US$9,000,000, such amount to be held in an escrow account (the "Escrow Account") in accordance with the terms of an escrow agreement (the "Escrow Agreement") in the form of Exhibit A entered into among IWC, the Escrow Agent, the Company and STHL as of the date hereof.

                    (b) In full payment for the First IWC Shares to be issued to IWC at the First Closing, IWC shall deliver to the Company at the First Closing cash by wire transfer of immediately available funds to the bank account designated in writing by the Company in an aggregate amount of US$11,000,000 net of any bank charges.

                    (c) In full payment for the Second IWC Shares to be issued to IWC (or the Designated Assignee) at the Second Closing, IWC (or the Designated Assignee) shall deliver to the Company at the Second Closing cash by wire transfer of immediately available funds to the bank account designated in writing by the Company in an aggregate amount of US$19,000,000, net of any bank charges.

               1.3  Delivery of Payments to STHL.  In consideration of STHL
                    ----------------------------
entering into this Agreement and causing the Company to enter into this Agreement and to increase its authorized share capital, IWC shall (a) upon the satisfaction of all the conditions provided in the Escrow Agreement and in
Article 8 of this Agreement, deliver the Release Certificate (as defined in the Escrow Agreement) to the Escrow Agent and direct the Escrow Agent to pay and deliver to STHL on the First Closing Date cash by wire transfer of immediately available funds to the bank account designated in writing by STHL in an amount of US$9,000,000, net of any bank charges (the "Initial STHL Payment"), and (b) once revenue sharing or other alternative agreements in connection with the Company's investment in the 800 MHz mobile telecommunications project currently being undertaken by the Company in Hebei Province, the People's Republic of China ("PRC") have been consummated by the Company (the consummation of all such agreements being the "Hebei Restructuring") to the satisfaction of the Board of Directors of IWC in its sole discretion, providing for returns on investment and other terms and conditions that are acceptable to IWC, and on the date IWC notifies STHL in writing that IWC has received a written legal opinion, satisfactory to it in both form and substance, of a reputable and duly qualified legal advisor (to be appointed by the Company) in the PRC that the agreements consummated in connection with the Hebei Restructuring are legally enforceable under the laws of the PRC, pay and deliver to STHL cash by wire transfer of immediately available funds to the bank account designated in writing by STHL in an amount of US$9,000,000; provided, however, that IWC shall not have any
                           --------  -------
liability to pay such amount if the Hebei Restructuring has not been completed to the satisfaction of the Board of Directors of IWC in its sole discretion, on or before the date (the "Deadline Date") that is nine months after the First Closing Date (as defined in Section 3.3). The Deadline Date may be changed by agreement of the parties in writing.

          2.   Agreement to Subscribe and Issue (STHL).
               ---------------------------------------

               2.1  Issuance of Shares to STHL.  The Company shall issue and
                    --------------------------
allot to STHL, and STHL shall subscribe for, upon the terms and subject to the conditions hereinafter set forth, (a) the First STHL Shares at the First Closing for an aggregate subscription price equal to the First Closing Price (as defined in Section 2.2 hereof), and (b) the Second STHL Shares at the Second Closing for an aggregate subscription price of US$28,500,000, in each case, to be paid in accordance with Section 2.2 hereof.

               2.2  Delivery of the Purchase Price by STHL.
                    --------------------------------------

                    (a) In full payment of the subscription price of the First STHL Shares to be issued to STHL at the First Closing, an aggregate principal amount equal to the First Closing Price (as defined in Section 2.2(d)) of the STHL Group Loans (as defined in Section 2.2(d) hereof) shall be discharged. STHL Group Loans remaining undischarged after the First Closing shall be the "Remaining STHL Group Loans." Interest (the "Remaining STHL Group Loan Interest") on the amount of the Remaining STHL Group Loans shall accrue at a rate of 9.00% per annum (subject to change by the mutual agreement of the parties). Such Remaining STHL Group Loan Interest shall accrue commencing from the First Closing Date and shall be calculated daily based on the actual number of days elapsed and based on a year composed of 365 days. There shall be no penalty for prepayment of any Remaining STHL Group Loans or Remaining STHL Group Loan Interest.

                    (b) In full payment of the subscription price of the Second STHL Shares to be issued to STHL at the Second Closing, (i) outstanding amounts owing by the Company and the Subsidiaries to STHL and its Affiliates in respect of the Remaining STHL Group Loans, up to a maximum of US$28,500,000 shall be discharged (with all accrued and unpaid Remaining STHL Group Loan Interest being discharged first, and the remainder of the discharged amount being applied to outstanding principal of the Remaining STHL Group Loans), and (ii) if the total amount outstanding in respect of the Remaining STHL Group Loans as of the date of the Second Closing is less than US$28,500,000, STHL shall deliver to the Company at the Second Closing cash by wire transfer of immediately available funds to the bank account designated in writing by the Company in an amount equal to the difference between US$28,500,000 and said amount outstanding.

                    (c) With respect to the discharge of the loans and the payment of interest (if any) thereon as set forth in Sections 2.2(a) and (b), at the First Closing and Second Closing, respectively, STHL and, where applicable, its Affiliates shall execute and deliver to the Company terminations and releases evidencing the discharge of the obligation to pay the principal of and the interest (if any) on, such loans, which terminations and releases shall be in form and substance satisfactory to the Company and IWC.

                    (d)  For the purposes of this Section 2.2:

                         (i)  "STHL Group Loans" means all loans made to the
Company and the Subsidiaries by STHL and its Affiliates as of immediately prior to the First Closing in an aggregate principal amount of HK$357,425,663.62 (which amount may be subject to adjustments to reflect transactions made in the ordinary course of business of the Company and the Subsidiaries between the date hereof and the First Closing).

                         (ii)  "First Closing Price" means US$16,500,000 less
the sum of (x) HK$5,000,000 and (y) the amount of the retained earnings of the Company and the Subsidiaries as indicated on the Company's consolidated balance sheet as of the day immediately preceding the First Closing Date.

          3.   Closing.
               -------

               3.1  First Closing.  The closing (the "First Closing") of the
                    -------------
subscription and issuance of the First IWC Shares and the First STHL Shares contemplated hereby shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, Hong Kong Club Building, Suite 1304, 3A Chater Road, Hong Kong or at such other place as the parties may agree, provided that all of the conditions to the Closing set forth in Articles 8 and 9 have been satisfied or waived by the party entitled to waive the same. The First Closing shall take place on the date agreed by the parties.

               3.2  Second Closing.  The closing (the "Second Closing") of the
                    --------------
subscription and issuance of the Second IWC Shares and the Second STHL Shares contemplated hereby shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, Hong Kong Club Building, Suite 1304, 3A Chater Road, Hong Kong or at such other place as the parties may agree, provided that all of the conditions to the Closing set forth in Articles 10 and 11 have been satisfied or waived by the party entitled to waive the same. The Second Closing shall take place on the date agreed by the parties. The Company and STHL shall have no obligation to complete the Second Closing unless the US$9 million has been paid by IWC to STHL pursuant to Section 1.3(b) hereof upon the completion of the Hebei Restructuring to the satisfaction of the Board of Directors of IWC in its sole discretion.

               3.3  Closings.  The time and date at and upon which (a) the First
                    --------
Closing occurs is herein called the "First Closing Date," and (b) the Second Closing occurs is herein called the "Second Closing Date." "Closing Date" shall mean either the First Closing Date or the Second Closing Date, as the case may be.

          4.   Representations and Warranties with respect to the Company.
               ----------------------------------------------------------
STHL and the Company, jointly and severally, represent and warrant to IWC as follows:

               4.1  Due Incorporation and Authority.  The Company is a company
                    -------------------------------
duly organized, validly existing and in good standing under the laws of Hong Kong and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being and heretofore conducted and to engage in the proposed projects set forth on Schedule 4.1.

               4.2  Subsidiaries and Other Affiliates. Schedule 4.2 sets forth
                    ---------------------------------
the name and jurisdiction of organization of each corporation or other entity in which the Company directly or indirectly owns or has the power to vote any shares of capital stock or other ownership interests (collectively, "Subsidiaries"). Each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite corporate power and lawful authority to own, lease and operate its properties and to carry on its business as now being and heretofore conducted.

               4.3  Qualification.  Each of the Company and each of its
                    -------------
Subsidiaries is duly qualified or otherwise authorized to transact business and is in good standing in each jurisdiction in which such qualification or authorization is required by law or in which the failure so to qualify or be authorized could have a material adverse effect on the properties, business, prospects, results of operations or financial condition of the Company and the Subsidiaries (collectively, the "Condition of the Companies").

               4.4  Authorized Share Capital.  The total authorized share
                    ------------------------
capital of the Company is HK$5,000,000, consisting of 5,000,000 Shares, of which 4,999,999 Shares have been issued to and are held by STHL, and one Share has been issued to Yuenwell Holdings Limited. Immediately prior to the First Closing, the total authorized share capital of the Company will be HK$585,000,000, consisting of 585,000,000 Shares, of which 4,999,999 Shares will have been issued to and will be held by STHL, and one Share will have been issued to Yuenwell Holdings Limited, and the remaining Shares will be unissued. The authorized and issued share capital of each Subsidiary and the Company's ownership interest in each Subsidiary are set forth on Schedule 4.4. The Company owns all of such interests free and clear of any lien, pledge, mortgage, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, transfer restriction under any shareholder or similar agreement, encumbrance or any other restriction or limitation whatsoever (collectively, "Liens"). All of the issued Shares and all of the issued share capital of each of the Subsidiaries are duly authorized, validly issued, fully paid and nonassessable. No other class of shares or other ownership interests of the Company or any of the Subsidiaries is authorized or issued.

               4.5  Options or Other Rights.  Except for the subscription
                    -----------------------
provided for in this Agreement, there is no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option or other agreement of any kind to purchase or otherwise to receive from the Company, any of the Subsidiaries or STHL any of the issued, authorized but unissued, unauthorized shares or any other security of the Company or any of the Subsidiaries, and there is no issued or outstanding security of any kind convertible into or exchangeable or exercisable for any such shares or other security.

               4.6  Authority to Execute and Perform Agreement.  The Company
                    ------------------------------------------
has the full power and authority to enter into, execute and deliver this Agreement, and to issue and deliver the IWC Shares and to incur and perform fully its obligations provided for herein, all of which have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by the Company and (assuming the due authorization, execution and delivery hereof by IWC and STHL) is the valid and binding obligation of the Company enforceable in accordance with its terms.

               4.7  No Breach.  The execution, delivery and performance of this
                    ---------
Agreement and each other agreement and instrument contemplated hereby by the Company and the consummation of the transactions contemplated hereby or thereby (the "Contemplated Transactions") will not (i) violate any provision of the Memorandum or Articles of Association (or comparable instruments) of the Company or any of the Subsidiaries; (ii) require the Company or any of the Subsidiaries to obtain any consent, approval, authorization or action of, or make any filing with or give any notice to, any Governmental Body (as defined in Section 4.13) or any other person; (iii) violate, conflict with or result in the breach of any of the terms and conditions of, result in a material modification of the effect of, otherwise cause the termination of or give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract, agreement, indenture, note, bond, loan, instrument, lease, conditional sale contract, mortgage, license, franchise, commitment or other binding arrangement (collectively, the "Contracts") to which the Company or any of the Subsidiaries is a party or by or to which the Company or any of the Subsidiaries or any of their respective properties is or may be bound or subject, or result in the creation of any Lien upon any of the properties of the Company or any of the Subsidiaries pursuant to the terms of any such Contract; (iv) violate any Order (as defined in Section 4.13) against, or binding upon, the Company or any of the Subsidiaries or upon their respective securities, properties or businesses; (v) violate any Law (as defined in Section 4.13) applicable to the Company or any of the Subsidiaries; (vi) result in the creation of any Lien on the IWC Shares; or
(vii) violate or result in the revocation or suspension of any Permit (as defined in Section 4.15).

               4.8  Valid Issuance.  The IWC Shares, when issued and delivered
                    --------------
pursuant to this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

               4.9  Financial Statements.
                    --------------------

                    (a) The audited consolidated balance sheets of the Company and the Subsidiaries as of December 31, 1994 and December 31, 1995 and the related statements of operations, stockholders' equity (deficit) and cash flow statements for each of the years in the three-year period ended December 31, 1995, in each case, including the footnotes thereto (collectively, the "Audited Financials"), give a true and fair view of the state of affairs of the Company and the Subsidiaries as at such dates and of the results and cash flows for such respective periods, in each case, in accordance with accounting principles generally accepted in Hong Kong consistently applied for the periods covered.

                    (b) The unaudited financial statements of the Company and the Subsidiaries as of and for the six months ended, June 30, 1996 (the "Unaudited Fianancials") give a true and fair view of the state of affairs of the Company and the Subsidiaries as at that date and of its results and cash flows for the six months then ended in accordance with accounting principles generally accepted in Hong Kong consistently applied for the periods covered. The balance sheet included in such unaudited financial statements of the Company and the Subsidiaries as of and for the six months ended, June 30, 1996 is sometimes herein called the "Balance Sheet." June 30, 1996 is sometimes herein called the "Balance Sheet Date."

               4.10 No Material Adverse Change.  Except as listed in Schedule
                    --------------------------
4.10, since the Balance Sheet Date, there has been no material adverse change in the Condition of the Companies, and none of the Company or STHL knows of any such change that is threatened, nor has there been any damage, destruction or loss that could have or has had a material adverse effect on the Condition of the Companies, whether or not covered by insurance.

               4.11 Liabilities.  As at the Balance Sheet Date, the Company did
                    -----------
not have any material direct or indirect indebtedness, liability, Claim (as defined in Section 4.14), loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, whether or not of a kind required by accounting principles generally accepted in Hong Kong to be set forth on a financial statement or in the notes thereto ("Liabilities") that were not fully and adequately reflected or reserved against on the Balance Sheet or described on any Schedule or in the notes to the Financials. The Company has not, except in the ordinary course of business, incurred any material Liabilities since the Balance Sheet Date. Neither the Company nor STHL has any knowledge of any circumstance, condition, event or arrangement that may hereafter give rise to any Liabilities of the Company or any successor to its businesses except in the ordinary course of business or as otherwise set forth on Schedule 4.11. The aggregate principal amount of the STHL Group Loans outstanding immediately prior to the First Closing will be HK$357,425,663.62 (which amount may be subject to adjustments to reflect transactions made in the ordinary course of business of the Company and the Subsidiaries between the date hereof and the First Closing). Prior to the First Closing, the STHL Group Loans are and will be non-interest bearing loans.

               4.12 Charter Documents and Corporate Records.  The Company has
                    ---------------------------------------
heretofore delivered to IWC true and complete copies of the Memorandum and Articles of Association and certificate of incorporation (or comparable instruments) of the Company and each of the Subsidiaries, in each case certified by a director and the corporate secretary of the Company or Subsidiary, as the case may be, and as in effect on the date hereof. The minute books (or comparable records) of the Company and each of the Subsidiaries, which have been made available to the IWC for its inspection, contain true and complete records of all meetings and written resolutions in lieu of meeting of the board of directors (and any committee thereof) and shareholders (or, in each case, the equivalent governing bodies) of the Company and each of the Subsidiaries since the time of the Company's organization or any such Subsidiary's organization, as the case may be, and accurately reflect all transactions referred to in such minutes and written resolutions in lieu of meeting. The register of members, stock books or comparable records of the Company and each of the Subsidiaries, which have been made available to IWC for its inspection, are true and complete. The minutes listed on Schedule 4.12 have been made available to IWC for its inspection.

               4.13 Compliance with Laws.  Neither the Company nor any of the
                    --------------------
Subsidiaries is in violation of any applicable order, judgment, injunction, award, decree or writ naming the Company or any of the Subsidiaries (collectively, "Orders") or any applicable law, statute, code, ordinance, regulation or other requirement

(collectively, "Laws"), of any government or political subdivision thereof or any agency or instrumentality of any such government or political subdivision, or any court or arbitrator (collectively, "Governmental Bodies"), and none of the Company, any of the Subsidiaries or STHL has received notice that any such violation is being or may be alleged, in each case, such that such violation could have or has had a material adverse effect on the Condition of the Companies. Neither the Company nor any of the Subsidiaries has made any illegal payment to officers or employees of any Governmental Body, or made any payment to customers for the sharing of fees or to customers or suppliers for rebating of charges, or engaged in any other reciprocal practice, or made any illegal payment or given any other illegal consideration to purchasing agents or other representatives of customers in respect of sales made or to be made by the Company or any of the Subsidiaries.

               4.14 Claims and Proceedings.  There are no outstanding Orders
                    ----------------------
against or involving the Company or any of the Subsidiaries. There are no actions, suits, claims or legal, administrative or arbitral proceedings or investigations (collectively, "Claims") (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or, to the knowledge of STHL or the Company, threatened, against or involving the Company or any of the Subsidiaries or any of their respective properties or assets. To the knowledge of STHL and the Company, there is no fact, event or circumstance that may give rise to any Claim that could have a material adverse effect on the Condition of the Companies.

               4.15 Permits.  The Company and the Subsidiaries have all
                    -------
licenses, permits, exemptions, consents, waivers, authorizations, rights, franchises, orders or approvals of, and have made all required registrations with, any Governmental Body that are material to the conduct of the business of, or the intended use of any properties of, the Company or any of the Subsidiaries (collectively, "Permits"). All Permits are listed on Schedule 4.15 and are in full force and effect; no material viola tions are or have been recorded in respect of any Permit; and no proceeding is pending or, to the knowledge of STHL or the Company, threatened to revoke or limit any Permit. No action by any of STHL, the Company, any of the Subsidiaries or IWC is required in order that all Permits will remain in full force and effect following the consummation of the Contemplated Transactions.

               4.16 Tax Matters.
                    -----------

                    (a) Subject to the exception set forth in Section 4.16(d) hereof, each of the Company and the Subsidiaries has paid all taxes, whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest, and penalties with respect thereto, and including expenses associated with contesting any proposed adjustment related to any of the foregoing (collectively, "Taxes" or, individually, a "Tax") required to be paid by it through the date hereof, and shall have timely paid any Taxes required to be paid by it on or before the Closing Date.

                    (b) Each of the Company and the Subsidiaries has timely filed all Tax returns required through the date hereof, and shall prepare and timely file, in a manner consistent with prior years and applicable laws and regulations, all Tax returns required on or before the Closing Date. No penalties or other charges are or will become due with respect to the late filing of any Tax returns of the Company or any of the Subsidiaries required to be filed on or before the Closing Date. No Claim has ever been made by an authority in a jurisdiction where either the Company or any of the Subsidiaries does not file Tax returns that it is or may be subject to taxation by that jurisdiction. Neither the Company nor any of the Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                    (c) Subject to the exception set forth in Section 4.16(d) hereof, STHL and the Company do not expect any authority to assess any additional Taxes for any period for which Tax returns have been filed. Subject to the exception set forth in Section 4.16(d) hereof, there is no dispute or claim concerning any Tax liability of either the Company or any of the Subsidiaries either (i) claimed or raised by any authority in writing or (ii) as to which STHL or the Company has knowledge based upon personal contact with any agent of such authority.

                    (d) The activities in connection with (i) the Contract for the Purchase of Goods among Sombie International Limited, Hebei Hongda Communications Company, China Qing'an International Trading Company and the Company (Contract No. 95PFWS-8206-12HK), dated December 8, 1995, (ii) the Contract for the Purchase of Goods among Sombie International Limited, Hebei Hongda Communications Company, China Qing'an International Trading Company and the Company (Contract No. 95PFWS-8205-12HK), dated December 8, 1995 and (iii) the Contract for the Purchase of Goods among Grimstone Profits Limited (later renamed Somdi International Limited), Huahong Telecommunications Company Limited of the Qingdao Economic and Technology Development Zone, Qingdao Municipal Import & Export Company and the Company, dated December 28, 1995, may be considered "taxable activities" by the Inland Revenue Department of

Hong Kong. As a result, the Inland Revenue Department of Hong Kong may treat the profits (approximately HK$70,000,000) generated from the contracts listed in items (i), (ii) and (iii) above as taxable income for the 1995 taxable year. As a result, the Company may be subject to additional tax liability for the 1995 taxable year of approximately HK$12,000,000 calculated pursuant to the current profit tax rate of 16.5%.

               4.17 Title to Real Property.  The Company and the Subsidiaries
                    ----------------------
do not own fee title to any land or buildings, structures or other improvements thereon except as listed on Schedule 4.17(a). The Company and the Subsidiaries do not lease, sublease or license, and have no agreements with respect to the use or occupancy of, any land or buildings, structures or other improvements thereon except as listed on Schedule 4.17(b).

               4.18 Contracts.
                    ---------

                    (a) Schedule 4.18 sets forth all of the following Contracts to which the Company or any of the Subsidiaries is a party or by or to which any of them or any of their properties may be bound or subject:

                         (i) Contracts with any current or former officer, director, shareholder, employee, consultant, agent or other representative or with an entity in which any of the foregoing is a controlling person;

                         (ii) Contracts for the purchase of materials, supplies, goods, services, equipment or other assets providing for annual payments by the Company or any of the Subsidiaries of, or pursuant to which in the last year the Company or any of the Subsidiaries paid in the aggregate, US$200,000 or more;

                         (iii) distributorship, sales representative, marketing, agency, dealer or other similar Contracts;

                         (iv) Contracts for the sale of any properties other than in the ordinary course of business or for the grant to any person of any option or preferential rights to purchase any properties;

                         (v)  partnership or joint venture agreements;

                         (vi) material Contracts which can be canceled without liability, premium or penalty only on 90 days' or more notice;

                         (vii) Contracts with customers, distributors or suppliers for the sharing of fees, the rebating of charges or other similar arrangements;

                         (viii) Contracts containing covenants of the Company or any of the Subsidiaries not to compete in any line of business or with any person in any geographical area or covenants of any other person not to compete with the Company or any of the Subsidiaries in any line of business or in any geographical area;

                         (ix) Contracts relating to the acquisition by the Company or any of the Subsidiaries of any operating business or the capital stock of any other person;

                         (x)  Contracts relating to the borrowing of money;

                         (xi) Contracts containing obligations or liabilities of any kind to holders of the share capital of the Company or any of the Subsidiaries as such (including an obligation to register any of such securities under any securities laws);

                         (xii) Contracts for the payment of fees or other consideration to any officer or director of the Company or any of the Subsidiaries or to any other entity in which any of the foregoing has an interest;

                         (xiii) options or rights of first refusal for the purchase or lease of any property for an aggregate purchase price in excess of US$100,000 or of any real property; and

                         (xiv) any other Contracts pursuant to the terms of which there is either a current or future obligation or right of the Company or any of the Subsidiaries to make payments in excess of US$100,000 or receive payments in excess of US$100,000.

Schedule 4.18 also lists and describes the status of all Contracts currently in negotiation or proposed by the Company or any of the Subsidiaries ("Proposed Contracts").

                         (b)  There have been delivered to IWC true and complete
copies of (i) all of the Contracts set forth on Schedule 4.18 or on any other Schedule and (ii) the most recent draft, letter of intent or term sheet (or if none exist, a reasonably detailed written summary) embodying the terms of all of the Proposed Contracts set forth on Schedule 4.18. All of the Contracts referred to in the preceding clause (i) are valid and binding subject to the terms and conditions as contained therein upon the Company or one of the Subsidiaries, as the case may be. Neither the Company nor any of the Subsidiaries has assigned any of its rights under any such Contracts to any Person nor has it received any prepayments under any such Contracts except as described on Schedule 4.18. Neither the Company nor any of the Subsidiaries is in default in any material respect under any of such Contracts, nor does any condition exist that with notice or lapse of time or both would constitute such a material default thereunder. To the knowledge of STHL and the Company, no other party to any such Contract is in default thereunder in any material respect nor does any condition exist that with notice or lapse of time or both would constitute such a material default thereunder.

                    4.19 Potential Conflicts of Interest. Neither (a) STHL, (b)
                         -------------------------------
any officer, director or Affiliate of STHL, the Company or any of the Subsidiaries, (c) any relative or spouse (or relative of such spouse) of any such officer, director or Affiliate or (d) any entity controlled by one or more of the foregoing:

                         (i) owns, directly or indirectly, any interest in (except less than 1% stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any person that is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, sales agent or customer of the Company or any of the Subsidiaries;

                         (ii) owns, directly or indirectly, in whole or in part, any property that the Company or any of the Subsidiaries intends to use in the conduct of its business; or

                         (iii) has any cause of action or other Claim whatsoever against, or owes any amount to, the Company or any of the Subsidiaries, except for claims in the ordinary course of business.

          For the purpose of this Section 4.19, a "relative" of a person shall mean any parent, sibling or child (natural or adopted) of such person.

                    4.20 Operations of the Company. Except as set forth on
                         -------------------------
Schedule 4.20, since the Balance Sheet Date, the Company has not:

                         (a) declared or paid any dividends or declared or made
any other distributions of any kind to its shareholders, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares of its capital stock;

                         (b) except for short-term bank borrowings in the
ordinary course of business, incurred any indebtedness for borrowed money;

                         (c) reduced its cash or short-term investments or their
equivalent, other than to meet cash needs arising in the ordinary course of business, consistent with past practices;

                         (d) waived any material right under any Contract or
other agreement of the type required to be set forth on any Schedule;

                         (e) made any change in its accounting methods or
practices or made any change in depreciation or amortization policies or rates adopted by it;

                         (f) materially changed any of its business policies,
including advertising, marketing, pricing, purchasing, production, personnel or budget policies;

                         (g) made any loan or advance to any of its
shareholders, officers, directors, employees, consultants, agents or other representatives (other than travel advances made in the ordinary course of business), or made any other loan or advance otherwise than in the ordinary course of business;

                         (h) except for inventory or equipment in the ordinary
course of business, sold, abandoned or made any other disposition of any of its properties or assets or made any acquisition of all or any part of the properties, capital stock or business of any other person;

                         (i) paid, directly or indirectly, any of its material
Liabilities before the same became due in accordance with its terms or otherwise than in the ordinary course of business;

                         (j) terminated or failed to renew, or received any
written threat (that was not subsequently withdrawn) to terminate or fail to renew, any Contract or other agreement that is or was material to the Condition of the Companies;

                         (k) amended its Memorandum or Articles of Association
or merged with or into or consolidated with any other person, subdivided or in any way reclassified any shares of its capital stock or changed or agreed to change in any manner the rights of its outstanding capital stock or the character of its business; or

                         (l) engaged in any other material transaction other
than in the ordinary course of business.

                    4.21 Banks, Brokers and Proxies. Schedule 4.21 sets forth
                         --------------------------
(i) the name of each bank, trust company, securities or other broker or other financial institution with which the Company or any of the Subsidiaries has an account, credit line or safe deposit box or vault, or otherwise maintains relations; (ii) the name of each person authorized by the Company or any of the Subsidiaries to draw thereon or to have access to any safe deposit box or vault;
(iii) the purpose of each such account, safe deposit box or vault; and (iv) the names of all persons authorized by proxies, powers of attorney or other instruments to act on behalf of the Company or any of the Subsidiaries in matters concerning its business or affairs.

                    4.22 Inventory. The inventory of the Company and the
                         ---------
Subsidiaries is in good and merchantable condition, and suitable and usable or salable in the ordinary course of business for the purposes for which intended. Neither the Company, any of the Subsidiaries nor STHL knows of any adverse condition affecting the supply of materials available to the Company or any of the Subsidiaries.

                    4.23 Receivables. All accounts and notes receivable
                         -----------
reflected on the Balance Sheet, and all accounts and notes receivable arising subsequent to the Balance Sheet Date, (i) have arisen in the ordinary course of business of the Company or the Subsidiaries and (ii) subject only to a reserve for bad debts computed in a manner consistent with past practice and reasonably estimated to reflect the probable results of collection, have been collected or are collectible in the ordinary course of business of the Company and the Subsidiaries in the aggregate recorded amounts thereof in accordance with their terms. Schedule 4.23 lists any obligor which together with all of its Affiliates owed accounts and notes receivable reflected on the Balance Sheet in an aggregate amount of US$50,000 or more.

                    4.24 Tangible Property. The facilities, machinery,
                         -----------------
equipment, furniture, buildings and other improvements, fixtures, vehicles, structures, any related capitalized items and other tangible property material to the business of the Company or any of the Subsidiaries (the "Tangible Property") are in good operating condition and repair, subject to continued repair and replacement in accordance with past practice, and are suitable for their intended use. During the past three years there has not been any significant interruption of the operations of the Company or any of the Subsidiaries due to inadequate maintenance of the Tangible Property.

                    4.25 Intellectual Property.
                         ---------------------

                         (a) The Company or a Subsidiary owns or is licensed or
otherwise has the exclusive right to use, practice, sell, license and dispose of, without restriction, all copyrights, patents, trade secrets, trademarks, service marks, software (and applications for registration of any of the foregoing (if applicable)), and other proprietary rights (collectively, the "Intellectual Property") that are used in connection with the businesses of the Company and the Subsidiaries, free and clear of any Liens.

                         (b) Schedule 4.25 lists (i) all copyrights, patents and
trademarks and service marks and applications therefor (other than unregistered copyrights and trademarks) owned by the Company or any of the Subsidiaries, specifying as to each such item, as applicable: (A) the category of Intellectual Property; (B) the owner of the item; (C) the jurisdictions in which the item is issued or registered or in which any application for issuance or registration has been filed, including the respective issuance, registration or application number; (D) the date of application, issuance or registration and the expiration date of the item; and (E) with respect to any trademarks or service marks, the class or classes of goods or services on which each such trademark or service marks is or is intended to be used; (ii) all material licenses, sublicenses and other agreements ("IP Licenses") under which the Company or any of the Subsidiaries is either a licensor or licensee of any Intellectual Property; and
(iii) all agreements involving Intellectual Property that are currently in negotiation or proposed by the Company or any of the Subsidiaries. STHL heretofore has delivered, or has caused the Company and the Subsidiaries heretofore to have delivered, to IWC true, correct and complete copies of all material documents evidencing Intellectual Property and IP Licenses (including all modifications, amendments and supplements).

                         (c) None of the Company, the Subsidiaries or any other
party is in breach of or default under any IP License.

Each IP License is now, and immediately following the consummation of the Contemplated Transactions will be, valid and in full force and effect.

                         (d) No Claim is pending or, to the knowledge of any of
STHL, the Company or any of the Subsidiaries, threatened, that challenges the validity, enforceability, ownership of or right to use, sell, license or dispose of any Intellectual Property, nor does any of STHL, the Company or any of the Subsidiaries know of any valid grounds for any such Claim.

                         (e) No item of Intellectual Property is subject to any
outstanding Order, Contract or Claim restricting in any manner the use or the licensing thereof by the Company or any of the Subsidiaries.

                         (f) Neither the Company nor any of the Subsidiaries has
infringed upon or otherwise violated the intellectual property rights of third parties or has received or has been the subject of any Claim, charge or notice alleging any such infringement or other violation, and none of the Company, any of the Subsidiaries or STHL knows of any basis for any such claim. The continued use of the Intellectual Property by the Company or the relevant Subsidiary after the Closing Date will not infringe upon or otherwise violate any intellectual property rights of third parties as a result of the continued operation of the businesses of the Company and the Subsidiaries as presently conducted.

                         (g) To the knowledge of any of STHL, the Company or any
of the Subsidiaries, no third party is infringing upon or otherwise violating the Intellectual Property rights of the Company or any of the Subsidiaries.

                         (h) None of the STHL, the Company or any of the
Subsidiaries has agreed to indemnify any person against any charge of infringement or other violation with respect to any Intellectual Property owned or used by the Company or any of the Subsidiaries.

                         (i) The Company or one of the Subsidiaries has the
exclusive right to file, procure and maintain all applications and registrations with respect to the Intellectual Property owned by the Company or any of the Subsidiaries.

                         (j) All patents and registered trademarks, service
marks and copyrights held by the Company or any of the Subsidiaries are valid and subsisting. The Company and the Subsidiaries have taken all necessary action to maintain and protect each item of Intellectual Property owned or used by the Company or any of the Subsidiaries.

                         (k) None of the material trade secrets of the Company
or any of the Subsidiaries has been disclosed to any person unless such disclosure was necessary and was made pursuant to a confidentiality agreement.

                    4.26 Title to Properties. The Company and the Subsidiaries
                         -------------------
own outright and have good title to all of their properties, including all of the assets reflected on the Balance Sheet, in each case free and clear of any Lien, except for (a) Liens specifically described in the notes to the Financials; (b) properties disposed of, or subject to purchase or sales orders, in the ordinary course of business since the Balance Sheet Date; (c) Liens securing Taxes, assessments, governmental charges or levies, or the claims of materialmen, carriers, landlords and like persons, all of which are not yet due and payable or are being contested in good faith, so long as such contest does not involve any substantial danger of the sale, forfeiture or loss of any assets; and (d) Liens set forth on Schedule 4.26.

                    4.27 Accounts Payable. Schedule 4.27 sets forth a true and
                         ----------------
correct aged list of all accounts payable of the Company and each of the Subsidiaries as of the end of the month ending most recently prior to the date hereof in excess of US$100,000 to any one payee. No account payable of the Company or any of the Subsidiaries that has arisen subsequent to the end of the month ending most recently prior to the date hereof has exceeded US$100,000, nor has the aggregate of such accounts payable exceeded US$100,000. The Company and each of the Subsidiaries have, or are capable of obtaining through existing borrowing channels, adequate funds to pay all accounts payable.

                    4.28 Insurance. Schedule 4.28 sets forth a list (specifying
                         ---------
the insurer, describing each pending claim thereunder of more than US$10,000 and setting forth the aggregate amounts paid out under each such policy through the date hereof and the aggregate limit, if any, of the insurer's liability thereunder) of all policies or binders of fire, liability, product liability, worker's compensation, vehicular and other insurance held by or on behalf of the Company or any of the Subsidiaries. Such policies and binders are valid and binding in accordance with their terms, are in full force and effect, and insure against risks and liabilities to an extent and in a manner customary in the industries in which the Company and the Subsidiaries operate. Neither the Company nor any of the Subsidiaries is in default with respect to any provision contained in any such policy or binder or has failed to give any notice or present any claim under any such policy or binder in due and timely fashion. Except for claims set forth on Schedule 4.28, there are no outstanding unpaid claims under any such policy or binder, and neither the Company nor any of the Subsidiaries has received any notice of cancellation or non-renewal of any such policy or binder. Except as set forth on Schedule 4.28, neither the Company nor any of the Subsidiaries has received any notice from any of its insurance carriers that any insurance premiums will or may be materially increased in the future or that any insurance coverage listed on Schedule 4.28 will or may not be available in the future on substantially the same terms as now in effect, and to the knowledge of any of the Sellers, the Company or any of the Subsidiaries, there is no basis for the issuance of any such notice or for any such action.

                    4.29 Officers, Directors and Employees. Schedule 4.29 sets
                         ---------------------------------
forth (a) the name, title and total compensation from the Company or any of the Subsidiaries, of each officer and director of the Company and each of the Subsidiaries; (b) the name, title and total compensation of each other employee, consultant, agent or other representative of the Company and any of the Subsidiaries whose current or committed annual rate of compensation (including bonuses and commissions) exceeds HK$500,000; (c) all wage and salary increases, bonuses and increases in any other direct or indirect compensation received by such persons since the Balance Sheet Date; (d) any payments or commitments to pay any severance or termination pay to any such persons (except for those mandated by applicable laws or regulations); and (e) any accrual for, or any commitment or agreement by the Company or any of the Subsidiaries to pay, such increases, bonuses or pay.

                    4.30 Full Disclosure. All documents, Contracts, instruments,
                         ---------------
certificates, notices, consents, affidavits, letters, telegrams, telexes, statements, schedules (including Schedules to this Agreement), exhibits (including Exhibits to this Agreement) and any other papers whatsoever (collectively, "Documents") delivered by or on behalf of STHL, the Company or any of the Subsidiaries in connection with this Agreement and the Contemplated Transactions are true, complete and authentic in all material respects. No representation or warranty of STHL or the Company contained in this Agreement, and no Document furnished by or on behalf of STHL, the Company or any of the Subsidiaries to IWC pursuant to this Agreement or in connection with the Contemplated Transactions, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made, in the context in which made, not materially false or misleading. There is no fact that STHL or the Company has not disclosed to IWC in writing that materially adversely affects or, so far as STHL or the Company can now foresee, will materially adversely affect, the Condition of the Companies or the ability of STHL or the Company to perform this Agreement.

          5.   Representations and Warranties of STHL.  STHL represents and
               --------------------------------------
warrants to IWC as follows:

               5.1  Authority to Execute and Perform Agreement.  STHL is a
                    ------------------------------------------
company duly organized, validly existing and in good standing under the laws of Hong Kong. STHL has the full power and authority to enter into, execute and deliver this Agreement and to incur and perform fully its obligations provided for herein, all of which have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by STHL and (assuming the due authorization, execution and delivery hereof by the other parties hereto) is the valid and binding obligation of STHL enforceable in accordance with its terms.

               5.2  No Breach.  The execution, delivery and performance of this
                    ---------
Agreement and each and every other agreement and instrument contemplated hereby by STHL and the consummation of the Contemplated Transactions will not (i) violate any provision of the Memorandum or Articles of Association of STHL; (ii) require STHL to obtain any consent, approval, authorization or action of, or make any filing with or give any notice (except for the purpose of compliance with statutory filing requirements under Hong Kong law) to, any Governmental Body or any other person; (iii) violate any Order against, or binding upon, STHL or upon its securities, properties or businesses; (iv) violate any Law applicable to STHL; or (v) violate or result in the revocation or suspension of any Permit.

               5.3  Purchase for Investment.  STHL is purchasing the STHL Shares
                    -----------------------
for its own account for investment and not for public distribution.

               5.4  Full Disclosure.  Schedule 5.4 sets forth all of the letters
                    ---------------
of intent, memoranda of understanding and Contracts to which STHL or any of is Affiliates are a party or by or to which any of them or any of their properties may be bound or subject in connection with the Mobile Telephone Business in the PRC.

          6.   Representations and Warranties of IWC.  IWC represents and
               -------------------------------------
warrants to the Company and STHL as follows:

               6.1  Authority to Execute and Perform Agreement.  IWC is a
                    ------------------------------------------
company duly organized, validly existing and in good standing under the laws of the State of Delaware. IWC has the full power and authority to enter into, execute and deliver this Agreement and to incur and perform fully its obligations provided for herein, all of which have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by IWC and (assuming the due authorization, execution and delivery hereof by the other parties hereto) is the valid and binding obligation of IWC enforceable in accordance with its terms.

               6.2  No Breach.  The execution, delivery and performance of this
                    ---------
Agreement and each and every other agreement and instrument contemplated hereby by IWC and the consummation of the Contemplated Transactions will not (i) violate any provision of the Articles of Incorporation or Bylaws of IWC; (ii) require IWC to obtain any consent, approval, authorization or action (that has not already been obtained) of, or make any filing with or give any notice (except for the purpose of compliance with statutory filing requirements under Hong Kong law) to, any Governmental Body or any other person; (iii) violate any Order against, or binding upon, IWC or upon its securities, properties or businesses; or (iv) violate any Law applicable to IWC.

               6.3  Purchase for Investment.  IWC is purchasing the IWC Shares
                    -----------------------
for its own account for investment and not for public distribution.

          7.   Covenants and Agreements.
               ------------------------

               7.1  Conduct of the Business.  From the date hereof through the
                    -----------------------
Closing Date, STHL agrees that it (a) shall cause the Company to conduct its business in such a manner so that the representations and warranties contained in Article 4 shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date and (b) shall conduct its affairs in a manner such that the representations and warranties contained in Article 5 shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date. STHL and the Company shall give IWC prompt notice of any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach of any representation or warranty, whether made as of the date hereof or as of the Closing Date, or that would constitute a violation or breach of any covenant of the Company or STHL contained in this Agreement.

               7.2  Corporate Examinations and Investigations.  Prior to either
                    -----------------------------------------
Closing Date, the Company and STHL agree that IWC shall be entitled, at IWC's expense, through its employees and representatives, including Paul, Weiss, Rifkind, Wharton & Garrison and KPMG Peat Marwick (collectively, the "Representatives"), to make such investigation of the properties, businesses and operations of the Company and the Subsidiaries and such examination of the books, records and financial condition of the Company and the Subsidiaries as it wishes. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances, and STHL shall, and shall cause the Company and the Subsidiaries to, cooperate fully therein. No investigation by IWC shall diminish or obviate any of the representations, warranties, covenants or agreements of the Company and STHL contained in this Agreement. In order that IWC may have full opportunity to make such physical, business, accounting and legal review, examination or investigation as it may wish of the affairs of the Company and the Subsidiaries, STHL shall make available and shall cause the Company and the Subsidiaries to make available to the Representatives during such period all such information and copies of documents concerning the affairs of the Company and the Subsidiaries as the Representatives may reasonably request, shall permit the Representatives access to the properties of the Company and the Subsidiaries and all parts thereof and shall cause their officers, employees, consultants, agents, accountants and attorneys to cooperate fully with the Representatives in connection with such review and examination. If this Agreement terminates, (a) IWC shall keep confidential and shall not use in any manner any information or documents obtained from the Company or the Subsidiaries concerning its properties, businesses and operations, unless (i) use or disclosure of such information or documents shall be required by applicable Law or Order of any Governmental Body, (ii) use or disclosure of such information or documents is reasonably required in connection with any Claim against or involving IWC or
(iii) such information or documents are readily ascertainable from public or published information or trade sources (other than information known generally to the public as a result of a violation of this Section 7.2) or are already known or subsequently developed by IWC independently of any investigation of the Company; and (b) any documents obtained from the Company or the Subsidiaries and all copies thereof shall be returned.

               7.3  Transfer of PRC Mobile Telephone Business Activities from
                    ---------------------------------------------------------
STHL and Affiliates of STHL to the Company.  STHL agrees that, prior to the date
------------------------------------------
six months after the First Closing Date, STHL shall, and shall cause all its Affiliates (except for the Company) to, transfer all of their rights, interests and activities in the Mobile Telephone Business (as defined in Section 15.1(c) hereto) in the PRC (the "Non-Company PRC Activities") to the Company for no consideration in addition to that provided by this Agreement. STHL agrees also that, prior to the transfer of the Non-Company PRC Activities to the Company pursuant hereto, it shall not, and shall cause its Affiliates not to, take any actions with respect to the Non-Company PRC Activities without the prior written consent of IWC.

               7.4  Release.  For good and valuable consideration, the receipt
                    -------
and sufficiency of which is hereby acknowledged, and in consideration of IWC entering into this Agreement, STHL, for itself and its Affiliates and their respective successors and assigns (collectively, the "Releasors"), agrees and covenants, effective as of the First Closing Date, not to sue and not to make any claims of any kind against the Company and the Subsidiaries, and their respective directors, officers, employees, agents and other representatives, and their respective heirs, executors, administrators, successors and assigns (all of the foregoing being hereinafter collectively referred to as the "Releasees") before any agency, court or other forum of any kind and further agree to release and forever discharge the Releasees, and each and any or all of them from any and all manner of actions, causes of action, accounts, covenants, contracts, controversies, agreements, suits, debts, sums of money, promises, obligations, liabilities, damages, judgments, executions, claims, rights and demands whatsoever, whether now known or unknown, in law or equity, which the Releasors ever had, now have or hereafter can, shall or may have, against the Releasees, or any of them, for, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world until the First Closing Date.

               7.5  Loan.  STHL agrees that at the First Closing, it shall enter
                    ----
into the Loan Agreement (as defined in Section 8.6) pursuant to which it will make a loan to the Company in the principal amount of US$4,000,000, which shall be funded with a portion of the proceeds of the Initial STHL Payment paid to STHL by IWC. If the Company has excess cash flow, the principal of the loan made under the Loan Agreement shall, upon an unanimous decision of the board of directors of the Company, be repaid in full or in part to the extent of such available excess cash flow.

               7.6  Designated Assignee.  If IWC shall assign its rights to
                    -------------------
subscribe for the Second IWC Shares to the Designated Assignee, the Company and STHL agree to take such further actions as may be reasonably required by IWC or the Designated Assignee in connection with and in order to carry out the subscription of the Second IWC Shares by the Designated Assignee, including, without limitation, if necessary STHL's voting its Shares and causing its directors on the board of directors of the Company to vote, in favor of such amendments to the Memorandum or Articles of Association of the Company as IWC may request.

               7.7  Fees and Expenses.  Each of the parties hereto shall bear
                    -----------------
its respective fees and expenses incurred in connection with the preparation, execution and performance of this Agreement and the Contemplated Transactions, including, without limitation, all fees and expenses of agents, representatives, counsel and accountants, except that the Company shall pay the expenses of the preparation of this Agreement and the Exhibits attached hereto and all costs and expenses incurred in connection with the Escrow Agreement.

               7.8  Publicity.  Except for a publicity release, press
                    ---------
announcement or any other disclosures (including, without limitation, a circular to all shareholders of the Parent Company) to the extent required under the rules of any stock exchange or by applicable laws or governmental regulations or judicial or regulatory process (after giving prior notice to and consulting with, the other parties to the extent practicable), the parties agree that no publicity release or public announcement concerning this Agreement or the Contemplated Transactions shall be made without the advance approval thereof by all of the parties.

               7.9  Financial Statements.  The Audited Financials shall be
                    --------------------
audited by Deloitte Touche Tohmatsu and delivered to IWC. The Unaudited Financials shall be reviewed in accordance with the U.S. Statements on Auditing Standards No. 71 and delivered to IWC.

               7.10 Further Assurances.  Each of the parties shall execute such
                    ------------------
Documents and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the Contemplated Transactions. Each such party shall use all commercially reasonable efforts to fulfill or obtain the fulfillment of the conditions to the First Closing set forth in Articles 8 and 9 to the Second Closing set forth in Articles 10 and 11.

          8.   First Closing:  Conditions Precedent to the Obligation of IWC to
               ----------------------------------------------------------------
Close.  The obligation of IWC to enter into and complete the First Closing is
-----
subject, at the option of IWC acting in accordance with the provisions of
Section 13.1 with respect to termination of this Agreement, to the fulfillment, on or prior to the First Closing Date, of the following conditions, any one or more of which may be waived by it:

               8.1  Representations and Covenants.  The representations and
                    -----------------------------
warranties of the Company and STHL contained in this Agreement shall be true on and as of the First Closing Date with the same force and effect as though made on and as of the First Closing Date. The Company and STHL shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by such parties on or prior to the First Closing Date. Each of the Company and STHL shall have delivered to IWC a certificate, dated the Closing Date and signed by such party, to the foregoing effect.

               8.2  Escrow Agreement.  All of the terms and conditions specified
                    ----------------
in the Escrow Agreement shall have been fulfilled to the satisfaction of IWC, in its sole discretion, or waived by IWC.

               8.3  Shareholders' Agreement.  The parties hereto shall have
                    -----------------------
entered into a shareholders' agreement substantially in the form of Exhibit B (the "Shareholders' Agreement").

               8.4  STHL Management Services Agreement.  The Company and STHL
                    ----------------------------------
shall have entered into a management services agreement substantially in the form of Exhibit C (the "STHL Management Services Agreement"). The Company shall have cancelled all prior management services agreements to which it is a party.

               8.5  IWC Management Services Agreement.  The Company and IWC
                    ---------------------------------
shall have entered into a management services agreement substantially in the form of Exhibit D (the "IWC Management Services Agreement").

               8.6  Noncompetition Agreement.  IWC and STHL shall have entered
                    ------------------------
into a noncompetition agreement substantially in the form of Exhibit E (the "Noncompetition Agreement").

               8.7  Loan Agreement.  The Company and STHL shall have entered
                    --------------
into a loan agreement (the "Loan Agreement") substantially in the form of Exhibit F.

               8.8  Amendment of Charter Documents.  The Company shall have
                    ------------------------------
amended the Memorandum and Articles of Association to the satisfaction of all parties.

               8.9  Resignations.  All resignations of the chief executive
                    ------------
officer, vice president-engineering and chief financial officer of the Company that have been previously requested in writing by IWC shall have been delivered to IWC.

               8.10 No Claims.  No Claims shall be pending or, to the knowledge
                    ---------
of IWC, STHL or the Company, threatened, before any Governmental Body to restrain or prohibit, or to obtain damages or a discovery order in respect of, this Agreement or the consummation of the Contemplated Transactions or that has had or may have, in the reasonable judgment of IWC, a materially adverse effect on the Condition of the Companies.

               8.11 Maintenance of Bank Account.  The Company shall have
                    ---------------------------
maintained its bank account at the bank indicated below and the mandate for the signatories named below for authorizing any payment out of such bank account shall have been duly approved by the Board of Directors of the Company and such mandate shall have filed with the bank.

     Name of Account Holder:  Star Digitel Limited
     Name of Bank:         The Hongkong and Shanghai Banking Corporation
     Name of Branch:       Mong Kok Branch

     Nature of Accounts:   U.S. Dollar Current Account and Hong Kong Dollar
                           Current Account

     Signing Arrangement:  Any of Group A + Group B signing jointly

                           Group A signatories:
                           Mr. Wong Yick Man, Francis; or
                           Mr. Shao Kwok Keung

                           Group B signatories:
                           Mr. Yuan Wei

               8.12 Memorialization of the Remaining STHL Group Loans.  The
                    -------------------------------------------------
Remaining STHL Group Loans and the terms thereof shall be memorialized in writing in form and substance mutually agreeable to IWC and STHL. The Remaining STHL Group Loans shall be subordinated to all loans from third party financial institutions.

          9.   First Closing:  Conditions Precedent to the Obligation of the
               -------------------------------------------------------------
Company to Close.  The obligation of the Company to enter into and complete the
----------------
First Closing is subject, at the option of the Company acting in accordance with the provisions of Section 13.1 with respect to termination of this Agreement, to the fulfillment on or prior to the First Closing Date of the following conditions, any one or more of which may be waived by the Company.

               9.1  Representations and Covenants.  The representations and
                    -----------------------------
warranties of IWC contained in this Agreement shall be true on and as of the First Closing Date with the same force and effect as though made on and as of the First Closing Date. IWC shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by IWC on or prior to the First Closing Date. IWC shall have delivered to the Company a certificate, dated the First Closing Date and signed by IWC, to the foregoing effect.

               9.2  Escrow Agreement.  The terms and conditions provided in the
                    ----------------
Escrow Agreement shall have been fulfilled to the satisfaction of IWC, in its sole discretion, or waived by IWC.

               9.3  Shareholders' Agreement.  The parties hereto shall have
                    -----------------------
entered into the Shareholders' Agreement.

               9.4  STHL Management Services Agreement.  The Company and STHL
                    ----------------------------------
shall have entered into the STHL Management Services Agreement.

               9.5  IWC Management Services Agreement.  The Company and IWC
                    ---------------------------------
shall have entered into the IWC Management Services Agreement.

               9.6  Noncompetition Agreement.  IWC and STHL shall have entered
                    ------------------------
into the Noncompetition Agreement.

               9.7  Loan Agreement.  The Company and STHL shall have entered
                    --------------
into the Loan Agreement.

               9.8  No Claims.  No Claims shall be pending or, to the knowledge
                    ---------
of IWC, STHL or the Company, threatened, before any Governmental Body to restrain or prohibit, or to obtain damages or a discovery order in respect of, this Agreement or the consummation of the Contemplated Transactions.

          10.  Second Closing:  Conditions Precedent to the Obligation of IWC to
               -----------------------------------------------------------------
Close.  The obligation of IWC or its Designated Assignee to enter into and
-----
complete the Second Closing is subject, at the option of IWC acting in accordance with the provisions of Section 13.2 with respect to the termination of this Agreement, to the fulfillment, on or prior to the Second Closing Date, of the following conditions, any one or more of which may be waived by it:

               10.1 Representations.  The representations and warranties of the
                    ---------------
Company and STHL contained in this Agreement shall be true on and as of the Second Closing Date with the same force and effect as though made on and as of the Second Closing Date. The Company and STHL shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by such parties on or prior to the Second Closing Date. Each of the Company and STHL shall have delivered to IWC a certificate, dated the Second Closing Date and signed by such party, to the foregoing effect.

               10.2 Agreements.  Each of the Shareholders' Agreement, the STHL
                    ----------
Management Services Agreement, the IWC

Management Services Agreement, the Noncompetition Agreement and the Loan Agreement shall be in full force and effect and, if applicable, the Designated Assignee shall have become a party to and bound by the Shareholders' Agreement.

               10.3 No Claims.  No claims shall be pending or, to the knowledge
                    ---------
of IWC, STHL or the Company, threatened before any Governmental Body to restrain or prohibit, or to obtain damages or a discovery order in respect of, this Agreement or the consummation of the Contemplated Transactions or that has had or may have, in the reasonable judgment of IWC, a materially adverse effect on the Condition of the Companies.

               10.4 Second Great Wall Project.  Revenue sharing or other
                    -------------------------
alternative agreements in connection with the Company's investment in an 800 MHz mobile telecommunications network project in any of the provinces (other than Hebei Province) or autonomous regions in the PRC as selected by IWC shall have been consummated by the Company (the consummation of such agreements being the "Second Great Wall Restructuring") to the satisfaction of the Board of Directors of IWC in its sole discretion, providing for returns on investment and other terms and conditions that are acceptable to IWC. IWC shall have notified STHL in writing that IWC has received the written legal opinion, satisfactory to IWC in both form and substance, of a reputable and duly qualified legal advisor (to be appointed jointly by IWC and STHL) in the PRC that the agreements consummated in connection with the Second Great Wall Restructuring are legally enforceable under the laws of the PRC.

          11.  Second Closing:  Conditions Precedent to the Obligation of the
               --------------------------------------------------------------
Company to Close.  The obligation of the Company to enter into and complete the
----------------
Second Closing is subject, at the option of the Company acting in accordance with the provision of Section 13.2 with respect to the termination of this Agreement, to the fulfillment, on or prior to the Second Closing Date, of the following conditions, any one or more of which may be waived by it:

               11.1 Representations.  The representations and warranties of IWC
                    ---------------
contained in this Agreement shall be true on and as of the Second Closing Date with the same force and effect as though made on and as of the Second Closing Date. IWC shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by IWC on or prior to the Second Closing Date. IWC shall have delivered to the Company a certificate, dated the Second Closing Date and signed by IWC, to the foregoing effect.

               11.2 Agreements.  Each of the Shareholders' Agreement, the STHL
                    ----------
Management Services Agreement, the IWC Management Services Agreement, the Noncompetition Agreement and the Loan Agreement shall be in full force and effect.

               11.3 No Claims.  No claims shall be pending or, to the knowledge
                    ---------
of IWC, STHL or the Company, threatened before any Governmental Body to restrain or prohibit, or to obtain damages or a discovery order in respect of, this Agreement or the consummation of the Contemplated Transactions.

          12.  Put Option of IWC.
               -----------------

               12.1 Trigger Event.  If the Hebei Restructuring has not been
                    -------------
completed to the satisfaction of the Board of Directors of IWC in its sole discretion, on or before the Deadline Date, and IWC and STHL, after negotiations in good faith, fail to agree to a mutually satisfactory alternative resolution to the situation by the Deadline Date, then IWC shall have the right, exercisable prior to the date six months after the Deadline Date, to give a notice in writing (the "Put Notice") to STHL requiring STHL to purchase all or a portion of the IWC Shares held by IWC at that time within 90 days after the delivery of the Put Notice (the date of such purchase being the "Put Closing Date") in accordance with the provisions of this Article 12.

               12.2 Subscription Price.  The "Subscription Price" shall be the
                    ------------------
sum of (x) the amount that IWC has paid for the IWC Shares under Section 1.2 and
(y) the Initial STHL Payment.

               12.3 Payment of Purchase Price.
                    -------------------------

                    (a) In lieu of payment of the Subscription Price in cash, Star Telecom International Holding Limited (a Bermuda Company) (the "Parent Company") shall issue and allot to IWC an appropriate number of the Parent Company's ordinary shares, nominal value HK$0.10 per share (the "Parent Company Shares"). The initial "Put Price" for the Parent Company Shares shall be HK$3.30 per Parent Company Share. The Parent Company shall issue IWC such number of Parent Company Shares as is determined by dividing the Subscription Price by the Put Price then in effect on the Put Closing Date.

                    (b) In no event shall fractional Parent Company Shares be issued to IWC, and any such amount represented by a fractional Parent Company Share shall be paid in cash in United States dollars to IWC on the Put Closing Date.

                    (c) The issuance and allotment of Parent Company Shares pursuant to this Section 12.3 shall be subject to (i) the granting of listing approval and permission to trade and deal in the Parent Company Shares to be issued pursuant to this Article 12 by The Stock Exchange of Hong Kong Limited and (ii) the receipt of all necessary and legally required approvals of the shareholders of the Parent Company in a duly convened general meeting. All costs and expenses incurred in connection with the performance of the obligations under this Article 12 shall be borne by STHL.

               12.4 Put Closing.  The closing for the purchase of the IWC Shares
                    -----------
by the Principal shall take place on the Put Closing Date at the principal place of business of the Company. At the closing, IWC shall deliver to the Principal or its designee share certificates representing the IWC Shares, duly endorsed for transfer and accompanied by all requisite transfer taxes, if any, and such IWC Shares shall be free and clear of any Liens (other than those arising hereunder), and in consideration thereof, the Principal shall deliver, or shall cause to be delivered, (x) share certificates representing the appropriate number of Parent Company Shares determined pursuant to Section 12.3 hereof, duly endorsed for transfer and accompanied by all requisite transfer taxes, if any, and such Parent Company Shares shall be free and clear of any Liens, and (y) the United States dollar equivalent in cash or bank cheque of the value of any fractional Parent Company share that would otherwise be transferred to IWC pursuant to Section 12.3(a) hereof.

               12.5 Covenants of the Parent Company.
                    -------------------------------

                    (a)  Negative Covenants of the Parent Company. From the date
                         ----------------------------------------
hereof through the Put Closing Date, the Parent Company hereby agrees that, without the prior written consent of IWC, it shall not:

                         (i)   make a Disposition (as defined in Section
12.5(f)(iii) hereof) of any Parent Company Shares for no Consideration (as defined in Section 12.5(f)(ii) hereof) or for a Consideration per share less than the greater of (i) the Put Price or (ii) the Fair Market Value (as defined in Section 12.5(f)(i) hereof) per Parent Company Share, in effect immediately prior to the time of such Disposition;

                         (ii)  at any time and in any manner grant (whether
directly or by assumption in a merger or otherwise) any options or other rights to subscribe for or to purchase Parent Company Shares or other securities (the "Convertible Securities") convertible into, exchangeable for or exercisable for, Parent Company Shares, or in any manner make a Disposition of Convertible

Securities, whether or not such rights or options or rights to convert, exchange or exercise any such Convertible Securities are immediately exercisable, in each case, such that the Consideration per share for which shares of Parent Company Shares are issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities shall be less than the greater of (i) the Put Price in effect immediately prior to the time of the granting of such rights or options or the Disposition of such Convertible Securities, or (ii) the Fair Market Value per Parent Company Share existing immediately prior to the time of the granting of such rights or options or the Disposition of such Convertible Securities; for the purposes of this Section 12.5(a)(ii), the date as of which the Fair Market Value per Parent Company Share shall be computed shall be the earlier of the dates on which the Parent Company shall have (i) entered into a firm contract for the grant of such rights or other options or the Disposition of such Convertible Securities or (ii) granted such rights or other options or made a Disposition of such Convertible Securities; notwithstanding any of the foregoing, this Section 12.5(a)(ii) shall not apply to Dispositions of Parent Company Shares pursuant to any employee stock option scheme duly approved by the Board of Directors of the Parent Company and by the shareholders of the Parent Company in a duly convened general meeting;

                         (iii) change (i) the purchase price per share provided
for in any rights, options or Convertible Securities, (ii) the number of shares or Convertible Securities that would be delivered under any rights, options or Convertible Securities, (iii) the additional consideration, if any, payable upon exercise of such rights or options or the conversion or exchange of any Convertible Securities, or (iv) the rate at which any Convertible Securities are convertible into, exercisable for or exchangeable for Parent Company Shares;

                         (iv)  enter into any merger, amalgamation, business
combination, asset sale transaction (outside the ordinary course of business, except for the transaction with G.E. Capital Corporation to be completed within four months of the date hereof) or similar transaction, with any third parties;

                         (v)   make any distribution of indebtedness or assets;

                         (vi)  subdivide any of its outstanding Parent Company
Shares into a greater number of shares or effect a capital reorganization or reclassification or recapitalization of the capital stock of the Parent Company; or

                         (vii) declare a dividend or make any other distribution
upon any stock of the Parent Company payable, in either case, in Parent Company Shares or Convertible Securities.

                    (b)  Other Dilutive Events.  The Parent Company hereby
                         ---------------------
agrees that, prior to taking any course of action as to which the other provisions of this Section 12.5 are not applicable strictly, but with respect to which the failure to obtain the consent of IWC would not protect fairly the rights represented by this Article 12 in accordance with the essential intent and principles hereof then, in each such case, the Parent Company shall appoint a firm of independent public accountants of recognized international standing or a registered financial advisor of recognized international standing, which shall give their opinion as to the whether the consent of IWC with respect to such course of action must be obtained in order to preserve, on a basis consistent with the essential intent and principles established in this Section 12.5, without dilution, the purchase rights represented by this Article 12. Upon receipt of such opinion, the Parent Company shall promptly deliver a copy thereof to IWC. The Parent Company shall not take such course of action prior to five business days after IWC receives such opinion. The recommendation of such accountants or financial advisor (as the case may be) as to the necessity of the Parent Company obtaining the consent of IWC shall be binding upon the Parent Company and IWC, absent manifest error.

                    (c)  Dispositions of Parent Company Shares and Granting of
                         -----------------------------------------------------
Options and Rights. The Parent Company hereby agrees that prior to making any
------------------
Disposition of Parent Company Shares or Convertible Securities or granting any options or other rights to subscribe for or to purchase Parent Company Shares or Convertible Securities, it shall notify IWC in writing of such intention. Such notice shall set forth a reasonable description of the proposed Disposition or grant, including the preliminary determination of the amount of Consideration pursuant to Section 12.5(d) hereof. The Parent Company hereby agrees that it shall not make any Disposition of Parent Company Shares or Convertible Securities nor grant any options or other rights to subscribe for or to purchase Parent Company Shares or Convertible Securities prior to determining finally the amount of Consideration pursuant to Section 12.5(d) hereof.

                    (d)  Determination of Consideration.  If the Parent Company
                         ------------------------------
shall issue Parent Company Shares for Consideration wholly in the form of cash, the Consideration shall be deemed to be determined finally for the purposes of this Section 12.5 to be such aggregate amount of cash. For all Consideration not wholly in the form of cash, for the purposes of this Section 12.5, the amount of

Consideration to be received by the Parent Company shall be determined preliminarily by the Board of Directors of the Parent Company (the "Board") in good faith. The Board shall thereupon promptly notify IWC in writing of its preliminary determination and provide a reasonable description of the calculations used to make such determination. IWC shall deliver, in writing, either (i) notice of its agreement (the "Notice of Agreement") with the Board's preliminary determination of the amount of Consideration or (ii) notice of its disagreement (the "Notice of Disagreement") with the Board's preliminary determination of the amount of Consideration, in either case, within three business days of receiving notice of the Board's preliminary determination. Should IWC deliver a Notice of Disagreement, the Board shall promptly appoint a firm of independent public accountants of recognized international standing (which may be the regular auditors of the Parent Company) or a registered financial advisor of recognized international standing, which shall give their opinion (the "Professional Opinion") as to the amount of Consideration to be received by the Parent Company. The Professional Opinion shall be finally determinative of the amount of Consideration. The amount of Consideration shall be deemed to have been determined finally for the purposes of Section 12.5(c) hereof as of (i) the date of the delivery of the Notice of Agreement or (ii) the date of the delivery of the Professional Opinion, as applicable, absent manifest error.

                    (e)  Shareholder Notices to IWC.  During the time between
                         --------------------------
the date hereof and the date six months after the Deadline Date, IWC shall be entitled to receive promptly copies of all notices to which a shareholder of the Parent Company shall be entitled.

                    (f)  Definitions.
                         -----------

                         (i)  "Fair Market Value" of the Parent Company Shares
as of a particular date (the "Determination Date") shall mean: 94.0% of the average of the high and low prices of the Parent Company Shares as quoted on all securities exchanges on which the Parent Company Shares may at the time be listed during the twenty trading days (the "Determination Period") preceding the Determination Date, or, if there shall have been no sales on any such exchange on any of the days during the Determination Period, the average of the bid and asked prices at the end of such day, or if the Parent Company Shares are not so listed on any days during the Determination Period, the average of the bid and asked prices on such days in the over-the-counter market.

                         (ii)  "Consideration" shall mean: the aggregate amount
of consideration to be received by the Parent Company in connection with a transaction.

                         (iii)  "Disposition" shall mean:  an allotment,
issuance, sale or distribution.

                    (g)  Equitable Relief.  Without prejudice to any rights and
                         ----------------
remedies otherwise available to IWC, IWC shall be entitled to equitable relief by way of injunction if the Parent Company breaches any provision of this
Article 12.

          13.  Termination of the Agreement.
               ----------------------------

               13.1 Termination.  This Agreement may be terminated prior to the
                    -----------
First Closing as follows:

                    (a) at the election of the Company if any one or more of the conditions to the obligation of the Company to close has not been fulfilled on or prior to 90 days after the date hereof;

                    (b) at the election of IWC if any one or more of the conditions to the obligation of IWC to close has not been fulfilled on or prior to 90 days after the date hereof;

                    (c) at the election of IWC if any of the conditions provided in the Escrow Agreement have not been fulfilled on or prior to 45 days after the date hereof;

                    (d) at the election of the Company if IWC has breached any material representation, warranty, covenant or agreement contained in this Agreement, which breach cannot be or is not cured within 30 days after the scheduled First Closing Date;

                    (e) at the election of IWC if the Company or STHL has breached any material representation, warranty, covenant or agreement contained in this Agreement, which breach cannot be or is not cured within 30 days after the scheduled First Closing Date; or

                    (f) at any time on or prior to the First Closing Date by mutual written consent of all of the parties.

               13.2 Termination after the First Closing.  This Agreement may be
                    -----------------------------------
terminated prior to the Second Closing as follows:

                    (a) at the election of the Company if any one or more of the conditions to the obligation of the Company to close has not been fulfilled on or prior to the first anniversary of the First Closing Date;

                    (b) at the election of IWC if any one or more of the conditions to the obligation of IWC to close has not been fulfilled on or prior to the first anniversary of the First Closing Date;

                    (c) at the election of IWC if the Hebei Restructuring has not been completed in accordance with Section 1.3 hereof on or before the Deadline Date; or

                    (d) at any time on or prior to the Second Closing Date by mutual written consent of all of the parties.

               13.3 Effect of Termination.  If this Agreement so terminates, it
                    ---------------------
shall become null and void and have no further force or effect, except as provided in Section 13.4.

               13.4 Survival After Termination.  If this Agreement terminates
                    --------------------------
pursuant to Section 13.1 or 13.2 and the Contemplated Transactions are not consummated, this Agreement shall become null and void and have no further force or effect, except that any such termination shall be without prejudice to the rights of any party on account of the nonsatisfaction of the conditions set forth in Articles 8, 9, 10 or 11 resulting from the intentional or willful breach or violation of the representations, warranties, covenants or agreements of another party under this Agreement. Notwith standing anything in this Agreement to the contrary, (i) the provisions of Section 7.2 relating to the obligation of IWC to keep confidential and not to use certain information and data obtained by it from the Company or the Subsidiaries, as the case may be, and to return documents to the Company or the Subsidiaries, as the case may be, and (ii) the provisions of Sections 7.6 and 7.7, this Section 13.4 and Article 15 shall survive any termination of this Agreement. The provisions of Article 12 shall survive any termination pursuant to Section 13.2.

          14.  Survival of Representations and Warranties of the Company and
               -------------------------------------------------------------
STHL After Closing.  All representations and warranties shall survive the
------------------
execution and delivery of this Agreement and the First Closing and the Second Closing.

          15.  Miscellaneous.
               -------------

               15.1 Definitions and Principles of Interpretation.
                    --------------------------------------------

                    (a) As used in this Agreement, the term "person" means any natural person, corporation, partnership, firm, joint venture, association, joint stock company, trust, unincorporated association, Governmental Body or other entity.

                    (b) As used in this Agreement, an "Affiliate" of a party means any person controlling, controlled by or under common control with such party. "Control" for this purpose means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, or the ownership or voting securities, by contract or otherwise.

                    (c) As used in this Agreement, "Mobile Telephone Business" means the promotion or provision of mobile telephone services, the technical or other services in support of mobile telephone services or licensing technology or intellectual property (including, without limitation, proprietary information, trademarks or patents) but excluding the manufacturing of any product or equipment, (i) for STHL or any of its Affiliates' own account, (ii) by rendering services to any person engaged in the promotion or provision of mobile telephone services, the technical or other services in support of mobile telephone services or licensing technology or intellectual property (including, without limitation, proprietary information, trademarks or patents) but excluding the manufacturing of any product or equipment or (iii) by becoming interested in any capacity, including as a partner, shareholder, principal, agent, trustee or consultant, in any person engaged in the promotion or provision of mobile telephone services, the technical or other services in support of mobile telephone services or licensing technology or intellectual property (including, without limitation, proprietary information, trademarks or patents) but excluding the manufacturing of any product or equipment.

                    (d) The words "herein," "hereof" and "hereunder," and words of like import, shall refer to this Agreement as a whole and not to any particular provision hereof.

                    (e) All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require. All terms defined in this Agreement in their singular or plural forms have correlative meanings when used herein in their plural or singular forms, respectively. Unless otherwise expressly provided, the words "include," "includes" and "including" do not limit the preceding words or terms and shall be deemed to be followed by the words "without limitation."

                    (f) The following terms are defined in the following Sections of this Agreement:

          Term                                                Section
          ----                                                -------
          Affiliate                                           15.1(b)
          Agreement                                          Preamble
          Arbitration Board                                   15.7(a)
          Audited Financials                                   4.9(a)
          Balance Sheet                                        4.9(b)
          Balance Sheet Date                                   4.9(b)
          Board                                               12.5(d)
          Claims                                                 4.14
          Closing Date                                            3.3
          Company                                            Preamble
          Condition of the Companies                              4.3
          Consideration                                    12.5(f)(i)
          Contemplated Transactions                               4.7
          Contracts                                               4.7
          Control                                             15.1(b)
          Convertible Securities                          12.5(f)(ii)
          Deadline Date                                           1.3
          Designated Assignee                                     1.1
          Determination Date                               12.5(f)(i)
          Determination Period                             12.5(f)(i)
          Disposition                                    12.5(f)(iii)
          Documents                                              4.30
          Escrow Account                                       1.2(a)
          Escrow Agent                                         1.2(a)
          Escrow Agreement                                     1.2(a)
          Fair Market Value                                12.5(f)(i)
          First Closing                                           3.1
          First Closing Date                                      3.3
          First Closing Price                              2.2(c)(ii)
          First IWC Shares                                   Preamble
          First STHL Shares                                  Preamble
          Governmental Bodies                                    4.13
          Hebei Restructuring                                     1.3
          Initial STHL Payment                                    1.3
          Intellectual Property                               4.25(a)
          IP Licenses                                         4.25(b)
          IWC                                                Preamble
          IWC Management Services Agreement                       8.4
          IWC Shares                                         Preamble
          Laws                                                   4.13
          Liabilities                                            4.11
          Liens                                                   4.4
          Loan Agreement                                          8.7

          Mobile Telephone Business                           15.1(c)
          Noncompetition Agreement                                8.6
          Non-Company PRC Activities                              7.3
          Notice of Agreement                                 12.5(d)
          Notice of Disagreement                              12.5(d)
          Orders                                                 4.13
          Parent Company                                      12.3(a)
          Parent Company Shares                               12.3(a)
          Permits                                                4.15
          person                                              15.1(a)
          PRC                                                     1.3
          Professional Opinion                                12.5(d)
          Proposed Contracts                                     4.18
          Put Closing Date                                       12.1
          Put Notice                                             12.1
          Put Price                                           12.3(a)
          relative                                               4.19
          Releasees                                               7.4
          Releasors                                               7.4
          Remaining STHL Group Loans                           2.2(a)
          Remaining STHL Group Loan Interest                   2.2(a)
          Representatives                                         7.2
          Rules                                               15.7(a)
          Second Closing                                          3.2
          Second Closing Date                                     3.3
          Second Great Wall Restructuring                        10.4
          Second IWC Shares                                  Preamble
          Second STHL Shares                                 Preamble
          Shareholders' Agreement                                 8.3
          Shares                                             Preamble
          STHL                                               Preamble
          STHL Group Loans                                     2.2(a)
          STHL Management Services Agreement                      8.4
          STHL Shares                                        Preamble
          Subscription Price                                  12.2(a)
          Subsidiaries                                            4.2
          Tangible Property                                      4.24
          Tax                                                    4.16
          Taxes                                                  4.16
          Unaudited Financials                                 4.9(b)

                    (g) The headings in and titles of Schedules to, this Agreement are intended solely for convenience of reference and shall be given no effect in the interpretation of this Agreement.

                    (h) The Exhibits and Schedules are a part of this Agreement as if fully set forth herein and all references to this Agreement shall be deemed to include the Exhibits and Schedules. All references herein to Sections, Exhibits and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. Disclosure of any fact or item in any Schedule hereto referenced by a particular
Section in this Agreement shall not be deemed disclosed with respect to any other Section or Schedule unless an explicit cross-reference appears indicating the other Sections or Schedules to which such fact or item also relates.

                    (i) The parties acknowledge and agree that: (i) each party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto, regardless of which party was generally responsible for the preparation of this Agreement.

               15.2 Notices.  Any notice or other communication required or
                    -------
permitted hereunder shall be in writing and shall be delivered personally or sent by registered mail or international courier service, in either case postage prepaid, or delivered by telecopy, telex, facsimile or similar telecommunications equipment. Any such notice shall be deemed given when so delivered personally or, if sent by registered mail, five days after the date of deposit in the mails or, if sent by international courier service, three days after the date of deposit with the courier service or, if delivered by telecopy, telex, facsimile or similar telecommunications equipment, at the time of receipt thereof, as follows:

               (a)  if to the Company, to:

                    Star Digitel Limited
                    6th Floor, Star Paging Tower
                    414 Kwun Tong Road
                    Kwun Tong
                    Kowloon, Hong Kong
                    Attention:  Mr. Terence Tam
                    Facsimile No.:______________

                    with a copy to:

                    International Wireless Communications, Inc.
                    400 South El Camino Real
                    San Mateo, California  94402

                         United States of America
                         Attention: Mr. Doug Sinclair
                         Facsimile No.: 1-415-548-1842

                    (b)  if to STHL, to:

                         Star Telecom Holding Limited
                         6th Floor, Star Paging Tower
                         414 Kwun Tong Road
                         Kwun Tong
                         Kowloon, Hong Kong
                         Attention:  Mr. Francis Wong
                         Facsimile No.:  852-2598-1392

                    (C)  if to IWC, to:

                         International Wireless Communications, Inc.
                         400 South El Camino Real
                         San Mateo, California  94402
                         United States of America
                         Attention:  Doug Sinclair
                         Facsimile No.:  1-415-548-1842

                         Any party may by notice given in accordance with this
Section 15.2 designate another address or person for receipt of notices hereunder.

                    15.3 Entire Agreement.  This Agreement, together with the
                         ----------------
other agreements referred to herein, is the entire Agreement among the parties, and, when executed by the parties hereto, supersedes all prior agreements and communications, either oral or in writing, among the parties hereto with respect to the subject matter contained herein.

                    15.4 Waivers and Amendments; Non-Contractual Remedies;
                         -------------------------------------------------
Preservation of Remedies. This Agreement may be amended, superseded, canceled,
------------------------
renewed or extended, and the terms hereof may be waived, only by a written instrument signed by all of the parties hereto or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement or any Documents delivered pursuant to this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement or any Documents delivered pursuant to this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

                    15.5 Assignment; Binding on Transferee.  This Agreement
                         ---------------------------------
shall be binding upon and inure to the benefit of the parties and their respective successors and permitted transferees under the Shareholders' Agreement from and after the effective date hereof. IWC may assign any or all of its rights hereunder to any of its Affiliates.

                    15.6 GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND
                         -------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF ENGLAND AND WALES.

                    15.7 Arbitration.
                         -----------

                         (a)  Any dispute or claim arising out of or relating to
this Agreement, or the breach, termination or invalidity hereof, shall be finally settled by arbitration under the Rules of Conciliation and Arbitration of the International Chamber of Commerce (the "Rules") as are currently in force and as may be amended by the rest of this Section 15.7. For the purpose of such arbitration, there shall be one or more arbitrators appointed in accordance with the Rules (such single arbitrator or board of arbitrators, as the case may be, are referred to below as the "Arbitration Board"). The place of arbitration shall be Hong Kong. All arbitration proceedings shall be conducted in the English language. The arbitrators shall decide any such dispute or claim strictly in accordance with the governing law specified in Section 15.6 of this Agreement. Judgment upon any arbitral award rendered hereunder may be entered in any court having jurisdiction, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

                         (b)  Each party shall cooperate in good faith to
expedite (to the maximum extent practicable) the conduct of any arbitral proceedings commenced under this Agreement.

                         (c)  The costs and expenses of the arbitration,
including, without limitation, the fees of the

Arbitration Board, shall be borne equally by each party to the dispute or claim, and each party shall pay its own fees, disbursement and other charges of its counsel.

                         (d)  Any award made by the Arbitration Board shall be
final and binding on the parties hereto. The parties expressly agree to waive the applicability of any laws and regulations that would otherwise give the right to appeal the decisions of the Arbitration Board so that there shall be no appeal to any court of law for the award of the Arbitration Board, and a party shall not challenge or resist the enforcement action taken by another party in whose favor the award of the Arbitration Board was given.

                    15.8 Currency Conversion Rate.  Where conversions between
                         ------------------------
Hong Kong dollars and U.S. dollars are necessary for the purposes of this Agreement, the exchange rate shall be HK$7.730 per US$1.00.

                    15.9 Counterparts.  This Agreement may be executed in one or
                         ------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                              STAR DIGITEL LIMITED


                              By:/s/ Tam Sui Kwan, Terence
                                 ----------------------------------------------
                                 Name:  Mr. Tam Sui Kwan, Terence
                                 Title:  Director and General Manager


                              TAR TELECOM HOLDING LIMITED


                              By:/s/Wong Yick Man, Francis
                                 ----------------------------------------------
                                 Name:  Mr. Wong Yick Man, Francis
                                 Title:  Managing Director


                              INTERNATIONAL WIRELESS COMMUNICATIONS, INC.


                              By:/s/ Hugh B.L. McClung
                                 ----------------------------------------------
                                 Name:  Mr. Hugh B. McClung
                                 Title:  Vice Chairman and Managing
                                 Director, Asia



The Parent Comp   any hereby agrees to be bound
by the provisions of Article 12 of this Agreement:


STAR TELECOM INTERNATIONAL
  HOLDING LIMITED


By:/s/ Wong Yick Man, Francis
   ---------------------------------------
   Name:  Mr. Wong Yick Man, Francis
   Title:  C.E.O. and Managing Director

                                   SCHEDULES
                                   ---------

[The following schedules have been omitted as they are not material to an investment decision but will be make available to the Commission upon request.]

Schedule 4.1        Proposed Projects
Schedule 4.2        Subsidiaries and Other Affiliates
Schedule 4.4        Authorized Share Capital of the Company and Subsidiaries
Schedule 4.10       Material Adverse Changes
Schedule 4.11       Liabilities
Schedule 4.15       Permits
Schedule 4.17(a)    Owned Real Property
Schedule 4.17(b)    Leased Real Property
Schedule 4.18       Contracts
Schedule 4.20       Operations of the Company
Schedule 4.21       Banks, Brokers and Proxies
Schedule 4.23       Receivables
Schedule 4.25       Intellectual Property
Schedule 4.26       Liens
Schedule 4.27       Accounts Payable
Schedule 4.28       Insurance
Schedule 4.29       Officers, Directors and Employees
Schedule 5.4        Agreements Relating to PRC Mobile Telephone
                    Business Activities

                                                                       Exhibit A



             ____________________________________________________



                               ESCROW AGREEMENT

                                     among

                             STAR DIGITEL LIMITED

                                      and

                         STAR TELECOM HOLDING LIMITED

                                      and

                  INTERNATIONAL WIRELESS COMMUNICATIONS, INC.

                                      and

              THE SUMITOMO TRUST & BANKING CO., LTD. H.K. BRANCH


                     _____________________________________

                        Dated as of September 23, 1996
                    ______________________________________



             ____________________________________________________

                               TABLE OF CONTENTS


1.   Establishment of Escrow Fund..................................   1
     1.1  Escrow Deposit...........................................   1
     1.2  Escrow Fund..............................................   1

2.   Release of Escrow Fund........................................   1
     2.1  Holding in Trust.........................................   2
     2.2  Conditions for Release...................................   2
     2.3  Refund of Escrow Fund....................................   3
     2.4  Release of Escrow Agent..................................   3

3.   Termination of Agreement......................................   3

4.   Duties of Escrow Agent........................................   3

     4.1  Duties Limited...........................................   3
     4.2  Reliance.................................................   3
     4.3  No Responsibility For Investments........................   4
     4.4  Good Faith...............................................   4
     4.5  Limited Actions..........................................   4

5.   Successor Escrow Agent........................................   4

6.   Fees and Expenses of Escrow Agent.............................   4

7.   Miscellaneous.................................................   5
     7.1  Notices..................................................   5
     7.2  Entire Agreement.........................................   6
     7.3  Waivers and Amendments...................................   6
     7.4  Assignment; Binding on Transferee........................   6
     7.5  GOVERNING LAW............................................   6
     7.6  Counterparts.............................................   6


Annex A  Form of Release Certificate

                               ESCROW AGREEMENT


               ESCROW AGREEMENT (this "Agreement"), dated as of September 23, 1996, among STAR DIGITEL LIMITED, a Hong Kong corporation (the "Company"), STAR TELECOM HOLDING LIMITED, a Hong Kong corporation ("STHL"), INTERNATIONAL WIRELESS COMMUNICATIONS, INC., a Delaware corporation ("IWC"), and THE SUMITOMO TRUST & BANKING CO., LTD. H.K. BRANCH, as escrow agent (the "Escrow Agent").

               The Company, STHL and IWC are parties to a Subscription Agreement (the "Subscription Agreement"), dated as of even date herewith. Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Subscription Agreement. Pursuant to the Subscription Agreement, IWC has agreed to subscribe for the First IWC Shares for an aggregate subscription price of US$11,000,000 (the "Purchase Price") and to make a payment to STHL in the amount of US$9,000,000 (referred to as the "Initial STHL Payment" in the Subscription Agreement).

               IWC understands that the Escrow Agent is a banker of Star Telecom International Holding Limited (the "Parent Company"), the parent of STHL, and that the Escrow Agent is preparing to extend to the Parent Company a HK$60 million term loan facility.

               The Company, STHL and IWC have agreed that the Initial STHL Payment shall be paid into escrow, to be held and dealt with by the Escrow Agent as herein provided.

               Accordingly, the parties agree as follows:

               1.   Establishment of Escrow Fund.
                    ----------------------------

                    1.1  Escrow Deposit.  On or before the close of business
                         --------------
(Hong Kong time) on September 24, 1996, IWC will remit and deposit with the Escrow Agent the sum of US$9,000,000 in cash (the "Deposit") to be held and disbursed in accordance with the terms hereof. The Escrow Agent agrees to accept the Deposit and establish and maintain a separate escrow account (the "Escrow Account") therefor. The Escrow Account shall be an interest bearing account.

                    1.2  Escrow Fund.  The Deposit, together with any interest,
                         -----------
earnings or other distributions thereon, less any distributions pursuant hereto, is hereinafter referred to as the "Escrow Fund."

               2.   Release of Escrow Fund.
                    ----------------------

                    2.1 Holding in Trust. The Escrow Agent shall hold the Escrow Fund in trust until authorized hereunder to deliver the Escrow Fund as set forth in this Section 2.

                    2.2  Conditions for Release.  On the First Closing Date,
                         ----------------------
being the business day immediately following the date of receipt by the Escrow Agent of a certificate from IWC substantially in the form attached hereto as Annex A (the "Release Certificate"), certifying that (i) IWC has received a certificate of the corporate secretary of the Parent Company, in form and substance satisfactory to IWC, certifying that at a duly convened shareholders' meeting of the Parent Company, the Subscription Agreement, together with all the Exhibits and Schedules attached thereto, and the transactions contemplated thereby were duly approved, ratified and confirmed by a majority of the shareholders of the Parent Company as required by the Rules (the "Listing Rules") Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited ("The HK Stock Exchange") and the provisions of the Listing Agreement between the HK Stock Exchange and the Parent Company; (ii) amendments have been agreed to in form and substance satisfactory to IWC to the Memorandum and Articles of Association of the Company to conform them to the provisions of the Shareholders' Agreement to be entered into by IWC, STHL and the Company (the "Shareholders Agreement"); and (iii) all other conditions specified in Article 8 of the Subscription Agreement have been either fulfilled to the satisfaction of IWC (at its sole discretion) or waived by IWC, the Escrow Agent shall release and by wire transfer of immediately available funds deliver the following amounts to the following bank accounts:

                    (a)  the amount of US$9,000,000 to:

                         Bank name and address:
                         The Sumitomo Trust & Banking Co., Ltd.
                         Hong Kong Branch

                         Account name:
                         Star Telecom International Holding Limited

                         Account number:
                         12-000112-6
                         U.S. Dollar Savings Account

                    (b)  the balance of the Escrow Fund (if any) to:

                         Bank name and address:
                         Bank of America

                              Private Banking Office 1329
                              50 California Street
                              San Francisco, CA

                              Account name:    International Wireless
                                               Communications, Inc.

                              Account number:  13298-02714

                    2.3  Refund of Escrow Fund.  If the Escrow Agent shall not
                         ---------------------
have received the Release Certificate on or before 45 days after the date hereof, the Escrow Agent shall deliver the Escrow Fund by wire transfer of immediately available funds to the bank account of IWC set forth in Section 2.2(b).

                    2.4  Release of Escrow Agent.  Upon delivery of the Escrow
                         -----------------------
Fund as provided in this Section 2, the Escrow Agent shall thereupon be released and discharged from any and all further obligations arising in connection with this Agreement.

               3.   Termination of Agreement.  This Agreement shall terminate
                    ------------------------
upon the distribution of the full amount of the Escrow Fund pursuant to Section 2 of this Agreement.

               4.   Duties of Escrow Agent.
                    ----------------------

                    4.1  Duties Limited.  The Escrow Agent shall perform only
                         --------------
the duties expressly set forth herein, and shall not have any liability under, or duty to inquire into, the terms and provisions of any other agreement, including but not limited to the Subscription Agreement, in performing its duties hereunder. Except as to the due execution and delivery of this Agreement by its duly authorized officer, the Escrow Agent has no responsibility as to the validity of this Agreement or any document related hereto.

                    4.2  Reliance.  The Escrow Agent may rely upon, and shall
                         --------
incur no liability for acting or refraining from acting upon, any written notice, instruction, request, consent, certificate, statement or other document furnished to it pursuant to this Agreement and believed by it to be genuine and to have been signed or presented by the proper party or parties, and the Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document.

                    4.3  No Responsibility For Investments.  The Escrow Agent
                         ---------------------------------
shall have no duty or responsibility with regard to any loss resulting from the investment, reinvestment, sale or liquidation of the Escrow Fund made in accordance with the terms of this Agreement.

                    4.4  Good Faith.  In no event shall the Escrow Agent have
                         ----------
any liability for any error of judgment or for any act done or omitted by it in good faith, or for any mistake of fact or law, or for anything which it may do or refrain from doing hereunder, except for its own gross negligence or willful misconduct arising out of or in connection with this Agreement. The Company, STHL and IWC agree, jointly and severally, to indemnify the Escrow Agent for, and hold it harmless against, any loss, liability or expense arising out of or in connection with its actions as Escrow Agent hereunder, including the reasonable costs and expenses incurred in defending any claim of liability, except that none of the Company, STHL or IWC shall be liable for any loss, liability or expense incurred on account of the gross negligence or willful misconduct on the part of the Escrow Agent.

                    4.5  Limited Actions.  The Escrow Agent shall not take any
                         ---------------
action by reason of any notice or instruction given by any of the parties or by any other person, except only (i) such notices or instructions as are herein specifically provided for and (ii) orders or process of any court entered or issued with competent jurisdiction. In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder, it shall be entitled to refrain from taking any action until it shall be directed otherwise in writing by IWC or by an order of a court of competent jurisdiction.

               5.   Successor Escrow Agent.  The Escrow Agent (and any successor
                    ----------------------
escrow agent) may resign at any time by delivering the Escrow Fund to any successor escrow agent jointly designated by the Company, STHL and IWC in writing or to any court of competent jurisdiction, whereupon the Escrow Agent shall be discharged from any and all future obligations arising in connection with this Agreement. Upon receipt of the Escrow Fund and other amounts, the successor escrow agent shall thereupon be bound by all of the provisions hereof.

               6.   Fees and Expenses of Escrow Agent.  STHL shall pay an agency
                    ---------------------------------
fee of HK$10,000.

               7.   Miscellaneous.
                    -------------

                    7.1  Notices.  Any notice or other communication required or
                         -------
permitted hereunder shall be in writing and shall be delivered personally or sent by registered mail or international courier service, in either case postage prepaid, or delivered by telex, facsimile or similar telecommunications equipment. Any such notice shall be deemed given when so delivered personally or, if sent by registered mail, five days after the date of deposit in the mails or, if sent by international courier service, three days after the date of deposit with the courier service or, if delivered by telex, facsimile or similar telecommunications equipment, at the time of receipt thereof, as follows:

                    (a)  if to the Company, to:
                         Star Digitel Limited
                         6th Floor, Star Paging Tower
                         414 Kwun Tong Road
                         Kwun Tong
                         Kowloon, Hong Kong
                         Attention:  Mr. Terence Tam
                         Facsimile No.:   852-2304-0410

                    (b)  if to STHL, to:
                         Star Telecom Holding Limited
                         6th Floor, Star Paging Tower
                         414 Kwun Tong Road
                         Kwun Tong
                         Kowloon, Hong Kong
                         Attention:  Mr. Francis Wong
                         Facsimile No.:  852-2598-1392

                    (c)  if to IWC, to:
                         International Wireless Communications, Inc.
                         400 South El Camino Real
                         San Mateo, California  94402
                         United States of America
                         Attention:  Mr. Doug Sinclair
                         Facsimile No.:  1-415-548-1842

                    (d)  if to the Escrow Agent, to:
                         The Sumitomo Trust & Banking
                           Co. Ltd. H.K. Branch
                         18/F., Three Exchange Square
                         8 Connaught Place
                         Hong Kong
                         Attention:  Mr. Lawrence Tang
                         Facsimile No: 852-2840-0496

               Any party may by notice given in accordance with this Section 7.1 designate another address or person for receipt of notices hereunder.

               7.2  Entire Agreement.  This Agreement is the entire agreement
                    ----------------
among the parties and, when executed by the parties hereto, supersedes all prior agreements and communications, either oral or in writing, among the parties hereto with respect to the subject matter contained herein.

               7.3  Waivers and Amendments.  This Agreement may be amended and
                    ----------------------
the terms hereof may be waived, only by a written instrument signed by all of the parties hereto or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

               7.4  Assignment; Binding on Transferee.  This Agreement shall be
                    ---------------------------------
binding upon and inure to the benefit of the parties and their respective successors. No party shall have the right to assign its rights hereunder or interests herein without the prior written consent of the other parties.

               7.5  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND
                    -------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF HONG KONG AND THE PARTIES HERETO SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF HONG KONG.

               7.6  Counterparts.  This Agreement may be executed in one or more
                    ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                         STAR DIGITEL LIMITED


                         By:/s/ Tam Sui Kwan, Terence
                            ----------------------------------------------------
                             Name:  Mr. Tam Sui Kwan, Terence
                             Title: Director and General Manager


                         STAR TELECOM HOLDING LIMITED


                         By:/s/Wong Yick Man, Francis
                            ----------------------------------------------------
                             Name:  Mr. Wong Yick Man, Francis
                             Title: Managing Director


                         INTERNATIONAL WIRELESS COMMUNICATIONS, INC.


                         By:/s/ Hugh B.L. McClung
                            ----------------------------------------------------
                             Name:  Mr. Hugh B. McClung
                             Title: Vice Chairman and
                                    Managing Director, Asia



                         THE SUMITOMO TRUST & BANKING CO., LTD. H.K. BRANCH


                         By:/s/
                            ----------------------------------------------------
                             Name:
                             Title:

                                    ANNEX A

                          Form of Release Certificate


To:  The Sumitomo Trust & Banking Co. Ltd.
     H.K. Branch


          Reference is made to the Escrow Agreement, dated as of September 23, 1996 (the "Escrow Agreement"), among Star Digitel Limited, Star Telecom Holding Limited, International Wireless Communications, Inc. and The Sumitomo Trust & Banking Co. Ltd. H.K. Branch. Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Escrow Agreement.

          In accordance with Section 2.2 of the Escrow Agreement, IWC hereby certifies the following:

          1. IWC has received a certificate of the corporate secretary of the Parent Company, in form and substance satisfactory to IWC, certifying that at a duly convened shareholders' meeting of the Parent Company, the Subscription Agreement, together with all of the Exhibits and Schedules attached thereto, and the transactions contemplated thereby were duly approved, ratified and confirmed by a majority of the Shareholders of the Parent Company as required by the Listing Rules and the Listing Agreement;

          2. Amendments have been agreed to, in form and substance satisfactory to IWC, to the Memorandum and Articles of Association of the Company to conform them to the provisions of the Shareholders' Agreement; and

          3. All the other conditions specified in Article 8 of the Subscription Agreement have been either fulfilled to the satisfaction of IWC (at its sole discretion) or waived by IWC.

          This certificate constitutes authorization for you to remit all monies in the Escrow Fund in the amounts to the bank accounts specified in Section 2.2 of the Escrow Agreement.


          DATED this ____ day of _______________, 1996.


                         INTERNATIONAL WIRELESS
                            COMMUNICATIONS, INC.


                         By:________________________
                            Name:
                            Title:

                                                                       Exhibit B



          ===========================================================



                            SHAREHOLDERS' AGREEMENT


                                     among


                             STAR DIGITEL LIMITED

                                      and

                         STAR TELECOM HOLDING LIMITED

                                      and

                  INTERNATIONAL WIRELESS COMMUNICATIONS, INC.


                       _________________________________
                       Dated as of ______________, 1996
                       _________________________________



          ===========================================================

                               TABLE OF CONTENTS

ARTICLE/SECTION                                                            PAGE
1.   Definitions............................................................. 1
     1.1  Certain Definitions................................................ 1
     1.2  Principles of Interpretation....................................... 3

2.   Business of the Company................................................. 3

3.   Restrictions on Transfer of Shares...................................... 3
     3.1  Limitation on Transfer............................................. 3
     3.2  Transfers in Compliance with Law................................... 4
     3.3  Affiliate Transfers................................................ 4
     3.4  Right of First Refusal and Right of Co-Sale........................ 4
     3.5  Veto Rights........................................................ 6
     3.6  IWC Right of Free Sale............................................. 6
     3.7  STHL Right of Free Sale............................................ 6

4.   Right of First Offer.................................................... 6

5.   Management.............................................................. 8
     5.1  General............................................................ 8
     5.2  Shareholder Votes.................................................. 8
     5.3  Board of Directors................................................. 9
     5.4  Board Meetings.....................................................10
     5.5  Matters Requiring Unanimous Approval...............................11
     5.6  Chief Executive Officer............................................12
     5.7  Company Projects...................................................12
     5.8  Directors' Access..................................................12

6.   Financial Reports and Auditing..........................................13
     6.1  Right of Inspection................................................13
     6.2  Books and Records..................................................13
     6.3  Reports............................................................13
     6.4  Budgets and Business Plans.........................................14
     6.5  Bank Accounts......................................................14

7.   Funding.................................................................14
     7.1  Additional Capital Contributions...................................14
     7.2  Failure to Make Capital Contribution...............................14
     7.3  Penalty Percentage.................................................14
     7.4  Reduction in Equity Interest.......................................15
     7.5  Rights of Other Shareholders.......................................15
     7.6  Further Assurances.................................................15

8.   Management Options..................................................... 15

9.   Memorandum and Articles of Association................................. 15

10.  Representations and Warranties......................................... 16

11.  Fees and Expenses...................................................... 16

12.  Confidentiality........................................................ 16
     12.1  General Obligation............................................... 16
     12.2  Exceptions....................................................... 17
     12.3  Disclosure to Third Parties...................................... 17

13.  Publicity.............................................................. 17

14.  Foreign Corrupt Practices Act.......................................... 17

15.  US Investment Company Act of 1940...................................... 18

16.  Miscellaneous.......................................................... 18
     16.1  Legend........................................................... 18
     16.2  Notices.......................................................... 18
     16.3  Discrepancies.................................................... 19
     16.4  Severability..................................................... 19
     16.5  Entire Agreement................................................. 19
     16.6  Term of Agreement................................................ 19
     16.7  Amendment and Waiver............................................. 19
     16.8  Consent to Specific Performance.................................. 20
     16.9  Assignment; Binding on Transferee................................ 20
     16.10 GOVERNING LAW.................................................... 20
     16.11 Arbitration...................................................... 20
     16.12 Shareholder Obligations; Further Assurances...................... 21
     16.13 Counterparts..................................................... 22

EXHIBITS

Exhibit A:     Form of Deed of Adherence
Exhibit B:     Form of Written Resolution

          SHAREHOLDERS' AGREEMENT, dated as of ____________, 1996 (this "Agreement"), among STAR DIGITEL LIMITED, a company incorporated in Hong Kong with its registered offices at 6th Floor, Star Telecom Tower, 414 Kwun Tong Road, Kwun Tong, Kowloon, Hong Kong (the "Company"), STAR TELECOM HOLDING LIMITED, a Hong Kong company incorporated in Hong Kong with its registered offices at 6th Floor, Star Telecom Tower, 414 Kwun Tong Road, Kwun Tong, Kowloon, Hong Kong ("STHL"), and INTERNATIONAL WIRELESS COMMUNICATIONS, INC., a Delaware corporation with its principal offices at 400 South El Camino Real, San Mateo, CA 94402, U.S.A. ("IWC").

          As of the date of this Agreement, the authorized share capital of the Company will be increased to HK$579,750,000, comprised of 579,750,000 ordinary shares, nominal value HK$1.00 each (the "Shares").

          The Company, STHL and IWC have entered into a Subscription Agreement, dated as of September 23, 1996 (the "Subscription Agreement") pursuant to which, among other things, the Company has agreed to issue and allot (a) to IWC, and IWC has agreed to subscribe for, up to an aggregate of 231,900,000 Shares and
(b) to STHL, and STHL has agreed to subscribe for, up to an aggregate of 342,850,000 Shares in each case, in two stages for the consideration specified in the Subscription Agreement.

          The parties hereto wish to provide for certain matters relating to the transfer of Shares and the management and operation of the Company and its existing and future subsidiaries. This Agreement is entered into as a condition precedent to the subscription for Shares by IWC under the Subscription Agreement.

          In consideration of the foregoing and of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          1.   Definitions.
               -----------

               1.1  Certain Definitions.  The following capitalized terms
                    -------------------
shall have the following meanings for purposes of this Agreement:

               "Affiliate" means, in relation to any Shareholder, a
                ---------

Person controlling, controlled by or under common control with such Shareholder. For purposes of this Agreement, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

               "Basic Documents" means this Agreement, the Charter Documents,
                ---------------
the Subscription Agreement, the STHL Management Services Agreement, the IWC Management Services Agreement, the Noncompetition Agreement, the Loan Agreement and the Escrow Agreement.

               "Board" means the board of directors of the Company.
                -----

               "Charter Documents" means, collectively, the Memorandum of
                -----------------
Association and the Articles of Association of the Company.

               "Company Projects" means (i) the projects listed in Schedule 4.1
                ----------------
to the Subscription Agreement, (ii) the projects in connection with the Mobile Telephone Business in the PRC (as such terms are defined in the Subscription Agreement) listed in Schedule 5.4 of the Subscription Agreement, and (iii) any other projects approved by the Board as provided in Section 5.5 of this Agreement.

               "Director" means a director of the Company (including any duly
                --------
appointed alternate director).

               "Escrow Agreement" means the Escrow Agreement entered into as of
                ----------------
September 22, 1996 among IWC, STHL, SDL and The Hongkong and Shanghai Banking Corporation Limited.

               "Financial Year" means the financial year of the Company, which
                --------------
shall end on December 31.

               "Hong Kong dollars" or "HK$" means Hong Kong dollars, the lawful
                --------------------------
currency of Hong Kong.

               "IWC Management Services Agreement" means the Management Services
                ---------------------------------
Agreement entered into as of the date hereof between the Company and IWC.

               "Noncompetition Agreement" means the Noncompetition Agreement
                ------------------------
entered into as of the date hereof between STHL and IWC.

               "Person" means any natural person, corporation,
                ------
partnership, firm, joint venture, association, joint stock company, trust, unincorporated association, governmental authority or other legal entity.

               "Securities" means shares in the share capital of the Company
                ----------
and any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, such share capital.

               "Shareholder" means (i) each of IWC and STHL, for so long as they
                -----------
remain shareholders of the Company, and (ii) any other Person who becomes a shareholder of the Company in accordance with the terms of this Agreement and executes a Deed of Adherence substantially in the form attached hereto as Exhibit A, for so long as such Person remains a shareholder of the Company.

               "STHL Management Services Agreement" means the Management
                ----------------------------------
Services Agreement entered into as of the date hereof between the Company and STHL.

               "Subsidiary" means any corporation, partnership or other entity
                ----------
in which the Company directly or indirectly holds a majority interest in the form of shares, membership, partnership interests or otherwise.

               "US dollars" or "US$" means United States dollars, the lawful
                -------------------
currency of the United States of America.

               "Vanguard" means Vanguard Cellular Systems, Inc., a North
                --------
Carolina corporation, or an Affiliate or a subsidiary thereof.

               1.2  Principles of Interpretation.
                    ----------------------------

                    (a) Any reference herein to any Article, Section, Exhibit or Schedule shall refer to such Article or Section of, or Exhibit or Schedule to, this Agreement. The words "herein," "hereof" and "hereunder," and words of like import, shall refer to this Agreement as a whole and not to any particular provision hereof.

                    (b) All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the antecedent Person or Persons may require.

                    (c)  The headings in this Agreement are
intended solely for convenience of reference and shall be given no effect in the interpretation of this Agreement.

          2.  Business of the Company.  The business of the Company shall be to
              -----------------------
engage in mobile telephone and related businesses, directly or indirectly through the Subsidiaries.

          3.   Restrictions on Transfer of Shares.
               ----------------------------------

               3.1  Limitation on Transfer.  No Shareholder shall sell, give,
                    ----------------------
transfer, assign, charge, mortgage, hypothecate, pledge, encumber, grant a security interest in or otherwise dispose of (whether by operation of law or otherwise) (each, a "Transfer") any Securities, or any right, title or interest therein or thereto, except as expressly permitted by this Article 3. Any attempt to Transfer any Securities or any rights therein or thereto in violation of this Article 3 shall be null and void ab initio, and the Company shall not
                                         -- ------
register any such Transfer.

               3.2  Transfers in Compliance with Law.  Notwithstanding any other
                    --------------------------------
provision of this Agreement, no Transfer may be made pursuant to this Article 3 unless (a) the transferee has agreed in writing to be bound by the terms and conditions of this Agreement pursuant to a Deed of Adherence substantially in the form attached hereto as Exhibit A, (b) the Transfer complies in all respects with the applicable provisions of this Agreement and (c) the Transfer complies in all respects with applicable securities laws. If requested by the Company in its reasonable discretion, an opinion of counsel to such transferring Shareholder shall be supplied to the Company, at such transferring Shareholder's expense, to the effect that such Transfer complies with applicable securities laws.

               3.3  Affiliate Transfers.
                    -------------------

                    3.3.1  Permitted Transferees.  Any Shareholder may Transfer
                           ---------------------
some or all of the Securities held by such Shareholder to an Affiliate of such Shareholder without compliance with the provisions of Section 3.4. The parties agree that IWC shall have the right to transfer some or all of the Securities held by IWC to an Affiliate established by IWC and Vanguard or directly to Vanguard without compliance with the provisions of Section 3.4.

                    3.3.2  Change in Status.  If Securities are Transferred by a
                           ----------------
Shareholder to an Affiliate of such Shareholder and such transferee shall at any time cease to be an Affiliate of such

Shareholder, such Securities shall be transferred (i) back to the original Shareholder or (ii) to another Affiliate of that Shareholder.

               3.3.3  Combined Holdings.  The Securities held by a Shareholder
                      -----------------
and such Shareholder's Affiliates shall for all purposes of this Agreement be treated as Securities held by a single Shareholder.

               Notwithstanding a Transfer to an Affiliate, the Shareholder shall remain liable for any and all of its obligations under this Agreement and the Subscription Agreement.

          3.4  Right of First Refusal and Right of Co-Sale.  Each Shareholder (a
               -------------------------------------------
"Transferor") who proposes to Transfer Securities to a third party (a "Third Party Purchaser") grants to each other Shareholder (a "Section 3.4 Rightholder") a right of first refusal ("Right of First Refusal") to purchase such Section 3.4 Rightholder's pro-rata share of the Transferor's Securities and a pro-rata right of co-sale to participate in such Transfer ("Right of Co-Sale") at the option of each Section 3.4 Rightholder in accordance with Section 3.4(b).

               (a) Each Transferor shall furnish to each Section 3.4 Rightholder written notice (the "Transferor Notice") of the intended disposition, including the identity of the Third Party Purchaser, the price at which the Securities are proposed to be Transferred and the general terms upon which such Transfer is proposed to be made.

               (b) Each Section 3.4 Rightholder shall have 21 calendar days after the receipt of the Transferor Notice (i) to agree to purchase its pro-rata share of such Securities for the price and upon the general terms specified in the notice by giving written notice to the Transferor and stating therein the quantity of Securities to be purchased or (ii) to agree to participate in the Transfer at the price and upon the general terms specified in the notice by giving written notice to the Transferor and stating therein the number of the
Section 3.4 Rightholder's Securities to be sold. A Section 3.4 Rightholder may exercise either its Right of First Refusal or its Right of Co-Sale pursuant to this Section 3.4, but may not exercise both such rights with respect to any single proposed Transfer of Securities.

               (c) For purposes of this Section 3.4, if a Section 3.4 Rightholder elects to exercise its pro-rata Right of Co-

Sale, the number of Securities it may sell to the Third Party Purchaser shall be equal to the product of the total number of Securities proposed to be sold by the Transferor to the Third Party Purchaser multiplied by a fraction, the numerator of which shall be the total number of Securities owned by the Section
3.4 Rightholder and the denominator of which shall be the total number of Securities owned by the Transferor and all of the Section 3.4 Rightholders.

             (d) In the event the Section 3.4 Rightholders waive or fail to exercise in full the Right of First Refusal or if any Section 3.4 Rightholders exercise their Right of Co-Sale within the above-mentioned time periods, then the Transferor and such exercising Section 3.4 Rightholders shall have 120 calendar days thereafter to transfer the Securities to the Third Party Purchaser at the price and upon the terms specified in the Transferor Notice. The total number of Securities permitted to be Transferred to the Third Party Purchaser by the Transferor hereunder shall be equal to the number of Securities with respect to which the Section 3.4 Rightholders waived or failed to exercise their Right of First Refusal less that number of Securities to be sold to the Third Party Purchaser by Section 3.4 Rightholders pursuant to the exercise of their Right of Co-Sale. In the event the Transferor does not Transfer such Securities to the Third Party Purchaser within such 120-day period, the Transferor shall not thereafter Transfer such Securities without again complying with the Right of First Offer and Right of Co-Sale provisions in this Section 3.4.

             (e) The exercise or non-exercise of the Right of First Refusal and the Right of Co-Sale by a Section 3.4 Rightholder with respect to a Transfer of Securities by a Transferor shall not affect such Section 3.4 Rightholder's Right of First Refusal or Right of Co-Sale with respect to subsequent transfers of Securities.

             (f) A change in the beneficial ownership of any Shareholder or any Person that controls a Shareholder shall not constitute a Transfer of Securities that causes the Right of First Refusal and the Right of Co-Sale to arise hereunder so long as such Shareholder's ownership interest in the Company does not constitute the primary asset of such Shareholder or other Person in respect of which such change in beneficial ownership occurs.

             (g) Any Section 3.4 Rightholder may assign its Right of First Refusal or Right of Co-Sale hereunder to (i) any other Section 3.4 Rightholder,
(ii) any Affiliate of such Section 3.4 Rightholder or (iii) a nominee of such
Section 3.4 Rightholder,
insofar as such Section 3.4 Rightholder is unable to reap the benefit of this
Section 3.4 because the Transfer of Securities to such Section 3.4 Rightholder as provided herein is not permitted by any governmental authority or is not possible for any other reason.

               3.5   Veto Rights. If a Shareholder proposes to Transfer
                     -----------
Securities to a Third Party Purchaser that is engaged in the mobile telephone business or any other business in which the Company is directly or indirectly engaged at the time of the proposed Transfer, non-Transferring Shareholders holding in the aggregate at least 25% of the issued Shares shall each have the right to prohibit such Transfer, notwithstanding compliance by the Transferor with Section 3.4.

               3.6   IWC Right of Free Sale. Notwithstanding anything to the
                     ----------------------
contrary contained herein and in addition to its rights under Section 3.3, IWC shall have the right, exercisable once at any time prior to the first anniversary of this Agreement, to Transfer any or all of its Securities to any Person and such Transfer shall not be subject to the Right of First Refusal or Right of Co-Sale hereunder.

               3.7   STHL Right of Free Sale.  Notwithstanding anything to the
                     -----------------------
contrary contained herein, STHL shall have the right, exercisable once at any time after the date of this Agreement, to Transfer up to an aggregate of 5% (determined as of the date of the exercise) of its Securities to any Person and such Transfer shall not be subject to the Right of First Refusal or Right of Co-Sale hereunder.

          4.   Right of First Offer.  The Company hereby grants to each
               --------------------
Shareholder a right of first offer ("Right of First Offer") to subscribe for such Shareholder's pro-rata share of any New Securities (as defined in Section 4(e) below) that the Company may from time to time propose to issue.

               (a) In the event that the Company proposes to undertake an issuance of New Securities, the Company shall give written notice (the "Company
Notice") of its intention to so issue such New Securities to each Shareholder. The Company Notice shall include the type and number of such New Securities, the price and the general terms upon which such New Securities are proposed to be issued, the number of such New Securities for which each Shareholder is entitled to subscribe pursuant to this Article 4 and the identity of the Person(s) to whom such New Securities are proposed to be issued (the "Proposed Acquirers").

               (b) Each Shareholder shall have 21 calendar days after the receipt of the Company Notice to agree to subscribe for its pro-rata share of such New Securities for the price and upon the general terms specified in the notice by giving written notice to the Company and stating therein the number of New Securities for which such Shareholder shall subscribe. If any Shareholder fails to exercise or waives its Right of First Offer hereunder (a "Non-Exercising Shareholder"), the Company shall give notice to all Shareholders who do exercise their Right of First Offer (the "Exercising Shareholders") of such failure or waiver.

               (c) Each Exercising Shareholder shall have a right of over allotment to subscribe for its pro-rata portion of any New Securities not subscribed for by a Non-Exercising Shareholder hereunder. Each Exercising Shareholder may exercise such right of over allotment by giving written notice to the Company within seven calendar days of receipt of the notice of non-exercise or waiver from the Company described in clause (b) above and stating therein the number of New Securities for which such Exercising Shareholder shall subscribe.

               (d) In the event the Shareholders waive or fail to exercise in full the Right of First Offer set forth in clauses (b) and (c) of this
Article 4 within the above-mentioned time periods, then the Company shall have 120 calendar days thereafter to sell any New Securities with respect to which the Shareholders did not exercise their Right of First Offer at a price and upon general terms no more favorable to the Proposed Acquirers than those specified in the Company Notice. In the event the Company does not sell the New Securities within such 120-day period, the Company shall not thereafter issue or sell such New Securities without first offering such New Securities to the Shareholders in accordance with this Article 4.

               (e) For the purposes of this Article 4, the term "New Securities" shall mean any Securities, whether now authorized or authorized in the future, that are offered for subscription or sale by the Company.

               (f) The exercise or non-exercise of the Right of First Offer by a Shareholder hereunder with respect to an issuance of New Securities shall not affect such Shareholder's Right of First Offer with respect to subsequent issuances of New Securities.

               (g) Any Proposed Acquirer to whom New Securities are issued pursuant to this Article 4 shall become a party to and shall be bound by the restrictions on Transfer and the other restrictions and obligations set forth in this Agreement to the same extent and with the same force and effect as if such person were an original signatory hereto. Each Proposed Acquirer shall, as a condition to subscribing for such New Securities, execute a Deed of Adherence substantially in the form of Exhibit A upon or before the consummation of the issuance of such New Securities.

          5.   Management.
               ----------

               5.1   General.  From and after the date hereof, each Shareholder
                     -------
shall vote its Shares at any ordinary general meeting or extraordinary general meeting of Shareholders (a "Shareholders' Meeting") or in any written resolution executed in lieu of such a meeting of Shareholders (a "Written Resolution"), and shall take all other actions necessary, to give effect to the provisions of this Agreement (including, without limitation, Section 5.3.2) and to ensure that the Charter Documents do not, at any time hereafter, conflict in any respect with the provisions of this Agreement. In addition, each Shareholder shall vote its Shares at any Shareholders' Meeting, or act by Written Resolution with respect to such Shares, upon any matter submitted for action by the Shareholders or with respect to which such Shareholder may vote or act by Written Resolution, in conformity with the specific terms and provisions of this Agreement and the Charter Documents.

               5.2   Shareholder Votes. The following matters in relation to the
                     -----------------
Company shall require the unanimous consent of the Shareholders in a Written Resolution or the unanimous consent of representatives of the Shareholders present at a duly convened Shareholders' Meeting:

                     (a) any amendment, modification or waiver of the Charter Documents;


                     (b) any change to the scope of business of the Company or any Subsidiary;

                     (c) any sale or other disposition of all or substantially all of the assets of the Company or any Subsidiary;

                     (d) the liquidation, winding up or dissolution of the Company, the making or entry into by the Company of any general assignment, arrangement or composition with or for the benefit of its creditors, or the cessation by the Company to carry on its business or any material part of its business;

                     (e) settlement, waiver or discontinuance of any litigation or arbitration proceedings involving a claim exceeding the equivalent of US$500,000 per claim and US$1,000,000 in the aggregate in any financial year and initiating any litigation or arbitration proceedings involving a claim exceeding the equivalent of [US$500,000];

                     (f) any merger, amalgamation or consolidation of the Company or any Subsidiary with any other entity;

                     (g) issuance of any Securities of the Company or any Subsidiary;

                     (h) the acquisition or disposition of any business or company by the Company or any Subsidiary; and

                     (i) the acquisition or disposition of any material assets by the Company or any Subsidiary other than in the ordinary course of business.

               Notwithstanding the provisions of Section 5.2(e), where litigation or arbitration proceedings are or are proposed to be brought by or against the Company against or by any Shareholder or any Affiliate of any Shareholder, irrespective of the amount involved, such Shareholder, and the Directors appointed by such Shareholder to the Board, shall have no vote in determining whether such litigation or arbitration proceedings shall be initiated, settled or discontinued or how the same shall be conducted.

               5.3   Board of Directors.
                     ------------------

                     5.3.1    Authority of Board.  Subject only to the
                              ------------------
provisions of this Agreement and the Charter Documents, the Board shall have ultimate responsibility for management and control of the Company.

                     5.3.2    Number and Composition.  The number of members
                              ----------------------
constituting the entire Board shall be ten. Concurrently with the execution of this Agreement, each Shareholder shall execute a Written Resolution substantially in the form of Exhibit B attached hereto increasing the number of members of the Board from five to 10 members and electing the persons listed therein to fill the positions on the Board. Each Shareholder shall vote its Shares at any Shareholders' Meeting called for the purpose of filling the positions on the Board or in any Written Resolution executed for such purpose to elect, and shall take all other actions necessary to ensure the election to the Board of, (i) five nominees of IWC and (ii) five nominees of STHL.

                     5.3.3    Removal and Replacement of Directors.
                              ------------------------------------

                              (a)  A Director shall be removed from the Board,
with or without cause, upon, and only upon, the affirmative vote of the Shareholders in accordance with this Section 5.3.3. Each Shareholder shall vote its Shares for the removal of a Director upon the request of the Shareholder that nominated such Director. Otherwise, no Shareholder shall vote for the removal of a Director.

                              (b)  In the event any Director resigns or is
removed in accordance with Section 5.3.3(a), the Shareholders shall, before the transaction of any other business by the Shareholders or the Board, elect a successor or replacement nominated by the Shareholder that nominated such Director. Such successor or replacement Director shall be elected on or as soon as possible after the date of such resignation or removal.

                     5.3.4    Chairman and Vice Chairman of the Board.  The
                              ---------------------------------------
Chairman of the Board shall be nominated by STHL. The Chairman of the Board shall have no casting vote. The Vice Chairman of the Board shall be nominated by IWC.

                     5.3.5    Alternate Directors.  A Director may at any time
                              -------------------
appoint another person (including another Director) to be his alternate Director, and may at any time terminate such appointment. Any person so appointed shall be entitled to receive notices of and to attend and vote at meetings of the Board and count towards a quorum and shall automatically vacate his office on the expiration of the term for, or the happening of the event, until which he is by the terms of his appointment to hold office or if the appointor in writing terminates the appointment or if the appointor himself ceases for any reason to hold office as a Director. An appointment of an alternate Director shall not prejudice the right of the appointor to receive notices of and to attend and vote at meetings of the Board, and the powers of the alternate Director shall automatically be suspended during such time as the Director appointing him is himself present in person at a meeting of the Board.

                     5.4  Board Meetings.
                          --------------

                     5.4.1    Notice.  Meetings of the Board may be called by
                              ------
the Chairman of the Board or any two Directors. Not less than 14-days' notice of any Board meeting shall be given to all Directors; provided, however, that such
                                                   --------  -------
notice period may be reduced if approved by all of the Directors in writing. The venue for Board meetings shall be the principal offices of the Company unless otherwise approved by the Board.

                     5.4.2    Quorum.  All meetings of the Board shall require a
                              ------
quorum consisting of at least six Directors, including at least one Director nominated by IWC and at least one Director nominated by STHL. Notwithstanding the foregoing, if such a quorum is not present within one hour from the time appointed for the meeting, the meeting shall adjourn to such place and time (which is at least 14 days later) as those Directors who did attend shall decide or, if no such decision is reached, at the same place and time 14 days later, at which time any six Directors present shall constitute a quorum; provided that
                                                                --------
not less than seven days' notice of such adjoined meeting of the Board shall be given to all the Directors.

                     5.4.3    Proxies.  Any Director may, by written notice to
                              -------
the Company Secretary, authorize another Director to attend and vote by proxy for such Director at any Board meeting.

                     5.4.4    Telephonic Meetings.  Directors may participate in
                              -------------------
a meeting of the Board by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other at the same time.

                     5.4.5    Voting.  Except as set forth in Section 5.4.6 or
                              ------
Section 5.5, the adoption of any resolution of the Board shall require the affirmative vote of Directors holding a majority of the votes held by Directors present at a duly constituted meeting of the Board at which a quorum is present.

                     5.4.6    Written Resolution.  By notice and copy to all
                              ------------------
Directors, resolutions may be adopted in writing by (i) in the case of matters other than those specified in Section 5.5 and, to the extent permitted by Hong Kong law, a majority of Directors, including at least one Director nominated by IWC and one Director nominated by STHL or (ii) in the case of matters specified in Section 5.5, all Directors.

               5.5  Matters Requiring Unanimous Approval.  The following matters
                    ------------------------------------
shall require the affirmative vote or written consent of all Directors:

                     (a) any increase or decrease in the size of the Board;

                     (b) annual business plans of the Company and the Company Projects and any material changes thereto;

                     (c) any decision to make an investment in or pursue any joint ventures or projects, or any decision to make any additional investment in any of the Company Projects;

                     (d) hiring of a chief executive officer, chief financial officer, chief operating officer and technical director of the Company;

                     (e) any merger, reorganization or other transaction that results in a change in control of the Company or any of the Company Projects or any sale of all or substantially all of the Company or its assets or of any of the Company Projects or such Company Project assets;

                     (f) termination of the Company's operations or the operations of any of the Company Projects;

                     (g) any decision to raise additional equity or debt financing, incur any guarantees or grant any security interests by the Company or by any of the Company Projects;

                     (h) any contracts between or among (i) the Company and any of the Company Projects, (ii) the Company and any Shareholder of the Company or Affiliate of any Shareholder or (iii) any of the Company Projects and any Shareholder or Affiliate of any Shareholder;

                     (i) any changes in the principal activities or any amendment to the charter documents of any of the Company Projects;

                     (j) any amendments to the Noncompetition Agreement, the Loan Agreement, the Escrow Agreement, the IWC Management Services Agreement, the STHL Management Services Agreement, or any service agreement between the Company and any entity in respect of any Company Project;

                     (k) issuance and allocation of the Management

Options as referred to in Article 8;

                     (l) any amendments to the IWC Management Services Agreement or STHL Management Services Agreement; and

                     (m) any decision to appoint or change the outside auditors of the Company.

               5.6   Chief Executive Officer and Other Officers.  The
                     ------------------------------------------
appointment of the Chief Executive Officer, the Vice President-Engineering and the Chief Financial Officer of the Company shall each be an individual nominated by IWC. The appointment of any such nominees shall be subject to the consent of STHL, which consent shall not be unreasonably withheld.

               5.7   Company Projects.  Notwithstanding anything to the contrary
                     ----------------
contained herein, the parties agree that IWC shall have the right to cause the Company to engage counsel selected by IWC to direct and lead the structuring or restructuring of any or all of the Company Projects in the People's Republic of China, whether now or hereafter existing.

               5.8   Directors' Access. Each Director shall be entitled to
                     -----------------
examine the books and accounts of the Company. The Company shall provide to each Director, within 30 days after the end of each month, a monthly operating report of the Company and each Subsidiary containing such information as may be specified by the Board and such information relating to the business affairs and financial position of the Company as such Director may require. Any Director may provide such information to a Shareholder.

          6.   Financial Reports and Auditing.
               ------------------------------

               6.1   Right of Inspection. The Company shall allow the
                     -------------------
Shareholders and their authorized representatives the right during normal business hours to inspect its books and accounting records and those of the Subsidiaries, to make extracts and copies therefrom at their own expense and to have full access to all of the Company's and each of the Subsidiaries' property and assets. Notwithstanding the foregoing in this Section 6.1, the Company shall not be obligated to provide any information to any Shareholder or Shareholder's representative or to any competitor of the Company pursuant to this Section 6.1 that the Company considers to be a trade secret or similar confidential information unless such Shareholder and such Shareholder's representative agrees not to use such information and to keep such information confidential. The foregoing rights of visitation and inspection shall be in addition to any other similar rights the Shareholders may have under the law of the Hong Kong.

               6.2   Books and Records.  The Company and the Subsidiaries
                     -----------------
shall keep proper, complete and accurate books of account in Hong Kong and US dollars in accordance with international accounting standards and shall have their accounts audited annually in accordance with such standards by a reputable firm of international accountants appointed by the Board, which firm initially shall be selected by IWC. The audited financial statements shall be prepared in Hong Kong and US dollars and reconciled according to the United States generally accepted accounting principles.

               6.3   Reports.  The Company shall provide to each Shareholder (i)
                     -------
within 60 days after the end of each Financial Year, the annual audited consolidated financial statements of the Company for such Financial Year, (ii) within 15 days after the end of each month, monthly unaudited consolidated financial statements of the Company for such month, (iii) within 30 days after the end of each quarter, quarterly unaudited consolidated financial statements of the Company for such quarter which have reconciled according to the United States generally accepted accounting principles, (iv) monthly operating reports in a format approved by the Board and (v) such other reports as the Board may determine. The Company shall furnish to the Shareholders and their auditors such financial and other information relating to the business of the Company and its Subsidiaries as any of them may reasonably require.

               6.4   Budgets and Business Plans.
                     --------------------------

                     (a) The Company shall prepare proposed annual operating and capital budgets and business plans for the Company and each Subsidiary, which shall be submitted to all Directors not less than 60 days prior to the commencement of each Financial Year. The Board shall adopt budgets and business plans for the Company and each Subsidiary within one month after the commencement of the relevant Financial Year.

                     (b) The Company shall prepare semi-annual operating plans for the Company and each Subsidiary, which shall be submitted to all Directors not less than 60 days prior to the commencement of the six-month period in question.

               6.5   Bank Accounts. The parties shall procure that the bank
                     -------------
account or bank accounts opened in the name of the Company with The Hongkong and Shanghai Banking Corporation Limited, or such other bank or banks as may be determined by the Board, are maintained. Such account or accounts shall be operated as the Board shall resolve from time to time. All payments to or by the Company shall be paid into or withdrawn from such account or accounts.

          7.   Funding.
               -------

               7.1 Additional Capital Contributions. The Shareholders shall make capital contributions to the Company as contemplated by any business plan approved by the Board in accordance with Section 5.5. Such capital contributions shall be made according to a schedule determined by the Board.

               7.2   Failure to Make Capital Contribution. If any Shareholder
                     ------------------------------------
fails to contribute the capital required to be contributed by such Shareholder (a "Required Contribution") within the time specified by the Board, then the equity ownership interest of such defaulting Shareholder (a "Defaulting Shareholder") in the Company shall be reduced as provided in this Article 7, and the equity ownership interests of the remaining Shareholders who contribute both their own required capital contributions as well as all or a portion of the Defaulting Shareholder's Required Contribution shall be increased as provided in this Article 7.

               7.3   Penalty Percentage. For the purposes of this Article 7, the
                     ------------------
"Penalty Percentage" shall be equal to the product of 100% times a fraction, the numerator of which shall be the Required Contribution and the denominator of which shall be the total capital contributed to the Company by the Shareholders of the Company between the date of this Agreement and the date and time that is immediately prior to the capital call in which the Defaulting Shareholder failed to make its Required Contribution (the "Capital Call").

               7.4   Reduction in Equity Interest. Each Defaulting Shareholder's
                     ----------------------------
equity interest in the Company shall be decreased such that such Defaulting Shareholder's total percent equity interest in the Company immediately after the Capital Call shall be equal to such Defaulting Shareholder's total percent equity interest in the Company immediately prior to the Capital Call minus the Penalty Percentage.

               7.5   Rights of Other Shareholders. Each Shareholder that is not
                     ----------------------------
a Defaulting Shareholder shall have the right to contribute additional capital to the Company to make up for the Defaulting Shareholder's Required Contribution. Each

Shareholder that elects to exercise such right (a "Participating
Shareholder") shall be permitted to contribute additional capital in an amount equal to its pro-rata share of the Required Contribution based upon the ratio its equity interest in the Company bears to the aggregate equity interest in the Company held by all of the Participating Shareholders. The aggregate percent equity interest of the Participating Shareholders in the Company shall be increased such that the aggregate percent equity interest of the Participating Shareholders in the Company immediately after the Capital Call shall be equal to the sum of the aggregate equity interest of the Participating Shareholders immediately prior to the Capital Call and the Penalty Percentage; and the Penalty Percentage shall be allocated among the Participating Shareholders pro-rata based upon the portion of the Required Contribution contributed by each Participating Shareholder.

               7.6 Further Assurances. Each Shareholder hereby agrees to execute all documents and instruments required to effect the transfers of equity interests set forth in this Article 7.

          8.   Management Options.  The parties agree that options to purchase
               ------------------
 up to an aggregate number of Shares that equals 5% of the authorized share capital of the Company immediately after the "First Closing" under the Subscription Agreement (taking into account the amendments to the Memorandum and Articles of Association of the Company contemplated by the Subscription Agreement) at a price per Share to be agreed-to by the Board may be issued upon the unanimous decision of the Board to members of senior management of the Company pursuant to a management stock option plan to be adopted by the Board (the "Management Options").

          9.   Memorandum and Articles of Association.  The parties agree,
               --------------------------------------
promptly after the date hereof, to take all necessary actions and execute all documents and instruments necessary to amend the Charter Documents to conform to the terms of this Agreement.

          10.  Corporate Opportunities.  Before a Shareholder or any Affiliate
               -----------------------
of a Shareholder invests in a Person that is directly or indirectly engaged, or proposes to engage, in the cellular telephone business, such Shareholder must first offer the Company the opportunity to make such investment. The Company shall decide within 30 days after receipt of such offer whether or not to pursue such opportunity. If the Company elects not to pursue such opportunity, or if the Company subsequently declines to make such investment, such Shareholder or Affiliate may make such investment, provided that the terms of such investment are no more favorable to such Shareholder or Affiliate than those offered to the Company.

          11.  Representations and Warranties.  Each party hereto represents,
               ------------------------------
severally and not jointly, to the other parties hereto that:

               (a) such party has the full power and authority to enter into, execute and deliver this Agreement and to perform the transactions contemplated hereby and such party is duly organized and existing under the laws of the jurisdiction of its organization and that the execution and delivery by such party of this Agreement and the performance by such party of the transactions contemplated hereby have been duly authorized by all necessary corporate or other action of such party;

               (b) assuming the due authorization, execution and delivery hereof office.

          12.  Fees and Expenses.  Except as otherwise specifically provided in
               -----------------
this Agreement or in any of the Basic Documents, each of the parties hereto shall bear its respective fees and expenses incurred in connection with the preparation, execution and performance of this Agreement and the other Basic Documents and the transactions contemplated hereby and thereby, including, without limitation, all fees and expenses of agents, representatives, counsel and accountants.

          13.  Confidentiality.
               ---------------

               13.1 General Obligation. Each party undertakes that it shall not
                    ------------------
reveal, and shall cause its directors, officers and employees not to reveal, to any third party any information acquired by it or them in connection with this Agreement or confidential or proprietary information concerning the organization, business, technology, finance, transactions or affairs of the Company, the Subsidiaries or the Company Projects or any other party hereto without the prior written consent of the other parties.

               13.2  Exceptions. The provisions of Section  13.1 shall not
                     ----------
apply to:


                     (a) information that is publicly available (except by virtue of a breach of this Agreement);

                     (b) a disclosure to legal, financial or professional advisors or bankers of any party;

                     (c) a disclosure, after giving prior notice to the other parties to the extent practicable under the circumstances and subject to any practicable arrangements to protect confidentiality, to the extent required under the rules of any stock exchange or by applicable laws or governmental regulations or judicial or regulatory process or in connection with any judicial process regarding any legal action, suit or proceeding arising out of or relating to this Agreement; or

                     (d) a disclosure by the Company resonably necessary in the ordinary course of business or otherwise in connection with transactions or proposed transactions of the Company.

               13.3 Disclosure to Third Parties. Upon any Shareholder entering
                    ---------------------------
into negotiations with any Person with a view to selling any Shares to such Person, information in respect of the Company or any Subsidiary that is reasonably necessary to permit such Person to evaluate the business of the Company or such Subsidiary may be provided to such Person, provided that such Person has executed a binding confidentiality letter in a form approved by the Board; provided that where such Person is involved in a competing business, the
       --------
Board may prohibit the disclosure of any such confidential information as the Board may determine.

          14.  Publicity.  Except for a publicity release or public announcement
               ---------
(after giving prior notice to and consulting with the other parties to the extent practicable under the circumstances), to the extent required under the rules of any stock exchange or by applicable laws or governmental regulations or judicial or regulatory process, no publicity release or public announcement concerning the Company, any Subsidiary or any Company Project or the relationship or involvement of the parties shall be made by any party without advance approval thereof by the Board; provided that no disclosure of a party's
                                       --------
identity may be made without the prior approval of such party.

          15.  Foreign Corrupt Practices Act.  Each of the parties hereto, and
               -----------------------------
each of such party's shareholders, agents, representatives and Affiliates, shall at all times comply with the terms and provisions of the U.S. Foreign Corrupt Practices Act, and shall also cause the Company and each of its agents, representatives and Affiliates to so comply, in connection with the operation of the Company and the transactions contemplated hereby.

          16.  US Investment Company Act of 1940.  Each of the parties hereto
               ---------------------------------
agrees that the Company and the Subsidiaries shall conduct their business at all times such that the Company or any present or future Subsidiary is not deemed to be an "investment company" under the US Investment Company Act of 1940, as amended.

          17.  Miscellaneous.
               -------------

               17.1  Legend. Each certificate for any Shares now held or
                     ------
hereafter acquired by any Shareholder shall, for as long as this Agreement is effective, bear a legend as follows:

     "Star Digitel Limited (the "Company") is a company organized under the laws of the Hong Kong, and the shares represented by this certificate may not be sold, assigned, transferred, exchanged, mortgaged, pledged or otherwise disposed of or encumbered without compliance with the provisions of that certain Shareholders' Agreement, dated as of ______________, 1996, among the Company and the shareholders of the Company named therein. A copy of such Shareholders' Agreement is on file at the registered offices of the Company. The Company will not register the transfer of such shares on the register of members of the Company unless and until the transfer has been made in compliance with the terms of such Shareholders'

     Agreement."

          17.2   Notices. Any notice or other communication required or
                 -------
permitted hereunder shall be in writing and shall be delivered personally or sent by registered mail or international courier service, in either case postage prepaid, or delivered by telecopy, telex, facsimile or similar telecommunications equipment. Any such notice shall be deemed given when so delivered personally or, if sent by registered mail, five days after the date of deposit in the mails or, if sent by international courier service, three days after the date of deposit with the courier service or, if delivered by telecopy, telex, facsimile or similar telecommunications equipment, at the time of receipt thereof, as follows:

                         (a)  if to the Company, to:

                              Star Digitel Limited
                              414 Kwun Tong Road
                              Kwun Tong
                              Kowloon, Hong Kong
                              Attention:  Mr. Terence Tam
                              Facsimile No.: 852-____________

                         (b)  if to IWC, to:

                              International Wireless Communications,
Inc.
                              400 South El Camino Real
                              San Mateo, California 94402
                              United States of America
                              Attention:  Mr. Doug Sinclair
                              Facsimile No.: 1-415-548-1842

                         (c)  if to STHL, to:

                              Star Telecom Holding Limited
                              414 Kwun Tong Road
                              Kwun Tong
                              Kowloon, Hong Kong
                              Attention:  Mr. Francis Wong
                              Facsimile No.:  852-2598-1392

                         Any party may, by notice to the other parties,
designate another address or person for receipt of notices hereunder.

                   17.3  Discrepancies. If there is any discrepancy between any
                         -------------
of the provisions of the Charter Documents or the charter documents of any of the Subsidiaries and this Agreement, the provisions of this Agreement shall prevail, and the parties shall thereupon procure that the Charter Documents or relevant charter documents, as the case may be, are promptly amended, to the extent permitted by applicable law, in order to conform with this Agreement.

                   17.4  Severability. In the event any provision hereof is held
                         ------------
void or unenforceable by any court, such provision shall be severable and shall not affect the remaining provisions hereof.

                   17.5  Entire Agreement. This Agreement, together with the
                         ----------------
other agreements referred to herein, reflects the entire agreement among the parties and supersedes all prior agreements and communications, either oral or in writing, among the parties hereto with respect to the subject matter hereof.

                   17.6  Term of Agreement. This Agreement shall become
                         -----------------
effective upon the execution hereof by all of the parties hereto and shall continue in effect until the earlier to occur of (a) the date on which at least 30% of the Shares in issue on a fully diluted basis are publicly traded on an internationally recognized stock exchange and (b) any date agreed upon in writing by all of the Shareholders.

                   17.7  Amendment and Waiver. This Agreement may not be
                         --------------------
amended, modified or supplemented without the written consent of all of the parties hereto. Any failure by a party hereto to comply with any obligation, agreement or condition herein may be expressly waived in writing by each of the other parties hereto, and neither any such waiver nor any failure to insist upon strict compliance with such obligation, agreement or condition shall operate as a waiver of, or estoppel with respect to, any such subsequent or other failure.

                   17.8  Consent to Specific Performance. The parties hereto
                         -------------------------------
declare that it is impossible to measure in money the damages that would be suffered by a party by reason of the failure by any other party to perform any of the obligations hereunder. Therefore, if any party shall institute any action or proceeding to enforce the provisions hereof, any party against whom such action or proceeding is brought hereby waives any claim or defense therein that the other party has an adequate remedy at law.

                   17.9  Assignment; Binding on Transferee. The provisions of
                         ---------------------------------
this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted transferees from and after the effective date hereof.

                   17.10 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND
                         -------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF ENGLAND AND WALES.

                   17.11 Arbitration.
                         -----------

                         (a) Any dispute or claim arising out of or relating to
this Agreement, or the breach, termination or invalidity hereof, shall be finally settled by arbitration under the Rules of Conciliation and Arbitration of the International Chamber of Commerce (the "Rules") as are currently in force and as may be amended by the rest of this Section 17.11. For the purpose of such arbitration, there shall be one or more arbitrators appointed in accordance with the Rules (such single arbitrator or board of arbitrators, as the case may be, are referred to below as the "Arbitration Board"). The place of arbitration shall be Hong Kong. All arbitration proceedings shall be conducted in the English language. The arbitrators shall decide any such dispute or claim strictly in accordance with the governing law specified in Section 17.10 of this Agreement. Judgment upon any arbitral award rendered hereunder may be entered in any court having jurisdiction, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

                         (b) Each party shall cooperate in good faith to
expedite (to the maximum extent practicable) the conduct of any arbitral proceedings commenced under this Agreement.

                         (c) The costs and expenses of the arbitration,
including, without limitation, the fees of the Arbitration Board, shall be borne equally by each party to the dispute or claim, and each party shall pay its own fees, disbursement and other charges of its counsel.

                         (d) Any award made by the Arbitration Board shall be
final and binding on the parties hereto. The parties expressly agree to waive the applicability of any laws and regulations that would otherwise give the right to appeal the decisions of the Arbitration Board so that there shall be no appeal to any court of law for the award of the Arbitration Board, and a party shall not challenge or resist the enforcement action taken by another party in whose favor the award of the Arbitration Board was given.

                   17.12 Shareholder Obligations; Further Assurances. The
                         -------------------------------------------
parties hereto shall comply with the provisions of this Agreement in relation to their investment in the Company and in transacting business with the Company and shall exercise their respective rights and powers in accordance with and so as to give effect to this Agreement. Each of the parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

                   17.13 Counterparts. This Agreement may be executed in one or
                         ------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                   IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                        STAR DIGITEL LIMITED


                                        By:_____________________________________
                                            Name:
                                            Title:


                                        INTERNATIONAL WIRELESS
                                             COMMUNICATIONS, INC.


                                        By:_____________________________________
                                            Name:
                                            Title:


                                        STAR TELECOM HOLDING LIMITED


                                        By:_____________________________________
                                            Name:
                                            Title:

                                   Exhibit A
                                   ---------

                               Deed of Adherence
                               -----------------


THIS DEED OF ADHERENCE is made the                    day of
   199

BETWEEN:

(1)  Star Digitel Limited, company incorporated in Hong Kong (the "Company");
     and

(2)  [Name of New Shareholder] (the "New Shareholder").

WHEREAS:

(A)  On [       ] day of [                ] 1996, the Company and its
     shareholders entered into a Shareholders' Agreement (the "Shareholders' Agreement") to which a form of this Deed is attached as Exhibit A.

(B) The New Shareholder wishes to [be allotted/have transferred to him/her/it] [ ] shares (the "Shares") in the share capital of the Company from [
     ] (the "Old Shareholder") and in accordance with the Shareholders' Agreement has agreed to enter into this Deed.

(C) The Company enters this Deed on behalf of itself and as agent for all the existing Shareholders of the Company.

NOW THIS DEED WITNESSES as follows:

1.   Interpretation.
     --------------

     In this Deed, except as the context may otherwise require, all words and expressions defined in the Shareholders' Agreement shall have the same meanings when used herein.

2.   Covenant.
     --------

     The New Shareholder hereby covenants to the Company as trustee for all other persons who are at present or who may hereafter become bound by the Shareholders' Agreement, and to the Company itself to adhere to and be bound by all the duties, burdens and obligations of a shareholder holding the same class of share capital as the Shares imposed pursuant to the provisions of the

     Shareholders' Agreement and all documents expressed in writing to be supplemental or ancillary thereto as if the New Shareholder had been an original party to the Shareholders' Agreement since the date thereof.

3.   Enforceability.
     --------------

     Each existing shareholder and the Company shall be entitled to enforce the Shareholders' Agreement against the New Shareholder, and the New Shareholder shall be entitled to all rights and benefits of the Old Shareholder (other than those that are non-assignable) under the Shareholders' Agreement in each case as if the New Shareholder had been an original party to the Shareholders' Agreement since the date thereof.

4.   Governing Law.
     -------------

     THIS DEED OF ADHERENCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF ENGLAND AND WALES.

                   IN WITNESS WHEREOF, this Deed of Adherence has been executed as a deed on the date first above written.


                                        STAR DIGITEL LIMITED


                                        By:_____________________________________
                                            Name:
                                            Title:

                                        [Name of New Shareholder]


                                        By:_____________________________________
                                            Name:
                                            Title:

                                   Exhibit B
                                   ---------

                          Form of Written Resolution
                          --------------------------

                    Action of All the Shareholders Without
                    --------------------------------------
                       a Meeting Pursuant to Chapter 32,
                       --------------------------------
             Section 116B of the Companies Ordinance of Hong Kong
             ----------------------------------------------------



          The undersigned, being all of the shareholders of Star Digitel Limited, a Hong Kong corporation (the "Corporation"), do hereby consent to the taking of the following action without a meeting and do hereby adopt the following resolution by written consent pursuant to Chapter 32, Section 116B of the Hong Kong Companies Ordinance:

          RESOLVED that the number of members constituting the Board of Directors of the Corporation be, and hereby is, increased from five to ten members and the persons listed in Appendix I attached hereto be, and they hereby are, elected to fill the positions on the Board of Directors of the Corporation.

          Dated as of ______________, 1996



                                        STAR TELECOM HOLDING LIMITED


                                        By:_____________________________________
                                            Name:
                                            Title:

                                        YUENWELL HOLDINGS LIMITED


                                        By:_____________________________________
                                            Name:
                                            Title:

                                  Appendix I
                                  ----------


                   The following persons shall be elected to the Board of Directors of Star Digitel Limited:

     Name                Address                            HKID#/Passport#
     ----                -------                            ---------------

                                                                       Exhibit C



                ==============================================



                         MANAGEMENT SERVICES AGREEMENT



                                    between



                          STAR TELECOM HOLDING LIMITED


                                      and


                              STAR DIGITEL LIMITED



                           __________________________

                         Dated as of September __, 1996
                           __________________________



                ==============================================

                               TABLE OF CONTENTS

  ARTICLE/SECTION                              PAGE
1.      Management Services....................   1

2.      Performance of STHL Obligations........   2

3.      STHL Additional Return.................   2

4.      Liability..............................   3

5.      Term and Termination...................   3

6.      Miscellaneous..........................   3



Schedule 1     Related Projects

                                                            PWRW&G DRAFT 9/20/96



                         MANAGEMENT SERVICES AGREEMENT


      This MANAGEMENT SERVICES AGREEMENT (this "Agreement") is entered into as of September ___, 1996, by and between Star Telecom Holding Limited, Hong Kong company with offices at 6/F, Star Telecom Tower, 414 Kwun Tong Road, Kwun Tong, Kowloon, Hong Kong ("STHL"), and Star Digitel Limited, a Hong Kong company with offices at 6/F, Star Telecom Tower, 414 Kwun Tong Road, Kwun Tong, Kowloon, Hong Kong ("SDL").

      WHEREAS, SDL, STHL and International Wireless Communications Inc. ("IWC" and, together with STHL, the "Shareholders") entered into a Shareholders' Agreement dated as of the date hereof to organize and operate certain projects set out in Schedule 1 hereto (together with any future projects undertaken by SDL in accordance with the Shareholders' Agreement, the "Related Projects") to engage in activities with companies in the People's Republic of China to provide 800 MHz wireless telecommunications services;

      WHEREAS, STHL has expertise in the development, management and operation of telecommunications businesses in developing countries; and

      WHEREAS, pursuant to the Shareholders' Agreement, SDL and the Shareholders have agreed that STHL shall have both the right and the obligation to participate in the management of SDL and the Related Projects by, among other things, providing certain necessary management services to SDL on the terms and subject to the conditions set forth herein, and SDL desires STHL to so participate in the management of SDL.

      NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

      1. Management Services.  Upon the terms and subject to the conditions set
         -------------------
forth in this Agreement and pursuant to the Shareholders' Agreement, STHL shall participate in the management of SDL and each of the Related Projects by, among other things, using its best efforts to provide assistance to SDL in the following areas:

         (a) development of business, marketing, network and distribution plans;

         (b) negotiation of the necessary international and local financing for SDL and each of the Related Projects;

         (c) the provision of recommendations to SDL with respect to selection of the necessary management staff for SDL and each of the Related Projects;

         (d) training of management, sales and operating staff for SDL and each of the Related Projects;

         (e) the provision of such trained management personnel for reasonable periods of time as STHL may think fit to provide management services to SDL and the Related Projects; and

         (f) such other management services in respect of SDL and the Related Projects as may reasonably be requested by SDL.

         The management services provided by STHL hereunder shall hereinafter be referred to as the "STHL Obligations."

      2. Performance of STHL Obligations.  STHL shall devote such time and
         -------------------------------
attention to the performance of the STHL Obligations as is necessary or appropriate to discharge such duties effectively, and STHL shall retain such personnel as are necessary or appropriate to perform the STHL Obligations.

      3. STHL Additional Return.
         ----------------------

         (a) As remuneration for the performance of the STHL Obligations, in addition to any amounts paid by SDL to STHL in respect of STHL's ownership interest in SDL, SDL shall pay to STHL an amount (the "STHL Additional Return") equal to the sum of (i) STHL's out-of-pocket costs and expenses incurred in performing the STHL Obligations, (ii) the compensation of any STHL personnel seconded to SDL in connection with the performance of the STHL Obligations and
(iii) an amount (the "Premium") equal to 15% of the out-of-pocket costs and expenses and compensation amounts referred to in clauses (i) and (ii) of this
Section 3(a); provided that on each of the third, sixth and ninth anniversary of
              --------
the date hereof (unless this Agreement is earlier terminated in accordance with Section 5), STHL and SDL shall renegotiate in good faith the amount of the Premium.

         (b) Notwithstanding the foregoing in this Section 3, STHL shall receive the STHL Additional Return only with respect to its performance of the STHL Obligations approved by unanimous consent of the board of directors of SDL.

         (c) STHL shall submit a statement to SDL to support the amount of the STHL Additional Return on a monthly basis, and SDL shall remit payment to STHL in the amount of the STHL Additional Return in cash in US Dollars within 30 days of receipt of such statement. If any payment from SDL is not made to STHL within the aforementioned period, SDL shall pay interest thereon to STHL at the rate of 5% above the then-current prime rate as quoted by Hongkong Bank, from (and including) the 31st day after receipt of the relevant statement to (but excluding) the date of payment, which interest shall be payable on demand.

      4. Liability.
         ---------

         STHL shall not be liable to SDL for any losses, costs, or damages resulting from the performance of the STHL Obligations.

      5. Term and Termination.  This Agreement shall remain in effect until the
         --------------------
earliest of (a) the date that is ten years after the date hereof; (b) the date STHL ceases to hold shares in SDL; (c) the dissolution or winding up of SDL; and
(d) the insolvency of SDL, the commission of any act of bankruptcy by SDL or the commencement of proceedings with respect to SDL for relief under bankruptcy or insolvency laws or laws relating to the relief or debtors, reorganizations, arrangements compositions or extensions.

      6. Miscellaneous.
         -------------

         (a) Notices.  Any notice or other communication required or permitted
             -------
hereunder shall be in writing and shall be delivered personally or sent by registered mail or international courier service, in either case postage prepaid, or delivered by telecopy, telex, facsimile or similar telecommunications equipment. Any such notice shall be deemed given when so delivered personally or, if sent by registered mail, five days after the date of deposit in the mails or, if sent by international courier service, three days after the date of deposit with the courier service or, if delivered by telecopy, telex, facsimile or similar telecommunications equipment, at the time of receipt thereof, as follows:

           (i) if to STHL, to:

               Star Telecom Holding Limited
               6th Floor, Star Paging Tower
               414 Kwun Tong Road

               Kwun Tong
               Kowloon, Hong Kong
               Attention:
               Facsimile No.:  (852) 2918-1777

            (ii)  if to SDL, to:

               Star Digitel Limited
               c/o Star Telecom Holding Limited
               6th Floor, Star Paging Tower
               414 Kwun Tong Road
               Kwun Tong
               Kowloon, Hong Kong
               Attention:
               Facsimile No.:  (852) 2918-1777
          Any party may by notice given in accordance with this Section 6 designate another address or person for receipt of notices hereunder.

         (b) GOVERNING LAW.  THE INTERPRETATION AND ENFORCEMENT OF THIS
             -------------
AGREEMENT SHALL BE GOVERNED BY THE LAWS OF ENGLAND AND WALES.

         (c)  Dispute Resolution.
              ------------------

            (i) Any dispute or claim arising out of or relating to this Agreement, or the breach, termination or invalidity hereof, shall be finally settled by arbitration under the Rules of Conciliation and Arbitration of the International Chamber of Commerce (the "Rules") as are currently in force and as may be amended by the rest of this Section 6(c). For the purpose of such arbitration, there shall be one or more arbitrators appointed in accordance with the Rules (such single arbitrator or board of arbitrators, as the case may be, are referred to below as the "Arbitration Board"). The place of arbitration shall be Hong Kong. All arbitration proceedings shall be conducted in the English language. The arbitrators shall decide any such dispute or claim strictly in accordance with the governing law specified in
   Section 6(b) of this Agreement. Judgment upon any arbitral award rendered hereunder may be entered in any court having jurisdiction, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

            (ii) Each party shall cooperate in good faith to expedite (to the maximum extent practicable) the conduct of any arbitral proceedings commenced under this Agreement.

            (iii) The costs and expenses of the arbitration, including, without limitation, the fees of the Arbitration Board, shall be borne equally by each party to the dispute or claim, and each party shall pay its own fees, disbursement and other charges of its counsel.

            (iv) Any award made by the Arbitration Board shall be final and binding on the parties hereto. The parties expressly agree to waive the applicability of any laws and regulations that would otherwise give the right to appeal the decisions of the Arbitration Board so that there shall be no appeal to any court of law for the award of the Arbitration Board, and a party shall not challenge or resist the enforcement action taken by another party in whose favor the award of the Arbitration Board was given.

         (d) Titles and Subtitles.  The titles and subtitles used in this
             --------------------
Agreement are used for convenience only and shall not be considered in the interpretation of this Agreement.

         (e) Severability and Survival.  If any of the provisions of this
             -------------------------
Agreement becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired in any way.

         (f) Third-Party Beneficiaries.  Nothing contained in this Agreement is
             -------------------------
intended to, or shall, confer upon any other person or entity other than the parties hereto any rights or remedies hereunder.

         (g) Assignment and Succession.  SDL may not assign this Agreement or
             -------------------------
its rights or obligations hereunder without the prior written consent of STHL. STHL may assign this Agreement and its rights and obligations hereunder to any entity that controls, is controlled by or is under common control with STHL without prior consent of SDL. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

         (h) Entire Agreement; Amendments.  The terms and conditions contained
             ----------------------------
in this Agreement and the other agreements and instruments expressly referred to herein constitute the entire agreement between the parties hereto regarding the subject matter hereof and shall supersede all previous communications, either oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may be amended only by a written agreement duly executed by the parties hereto.

         (i) Counterparts.  This Agreement may be executed in counterparts, and
             ------------
each counterpart shall constitute an original instrument, but all such separate counterparts shall constitute only one and the same instrument.


      IN WITNESS WHEREOF, the undersigned have executed this Management Services Agreement as of the day and year first above written.

                           STAR TELECOM HOLDING LIMITED

                           By:_______________________________
                               Name:
                               Title:

                           STAR DIGITEL LIMITED

                           By:_______________________________
                               Name:
                               Title:

                                  SCHEDULE 1
                                  ----------

                               RELATED PROJECTS
                               ----------------


                    [ To be provided by SDL's management ]

                                                                       Exhibit D



          ===========================================================



                         MANAGEMENT SERVICES AGREEMENT



                                    between



                  INTERNATIONAL WIRELESS COMMUNICATIONS, INC.


                                      and


                              STAR DIGITEL LIMITED



                           __________________________

                         Dated as of September __, 1996
                           __________________________



          ===========================================================

                               TABLE OF CONTENTS

ARTICLE/SECTION                                                            PAGE
1. Management Services....................................................... 1

2. Performance of IWC Obligations............................................ 2

3. IWC Additional Return..................................................... 2

4. Liability................................................................. 3

5. Term and Termination...................................................... 3

6. Miscellaneous............................................................. 3



Schedule 1     Related Projects

                         MANAGEMENT SERVICES AGREEMENT


      This MANAGEMENT SERVICES AGREEMENT (this "Agreement") is entered into as of September ___, 1996, by and between International Wireless Communications, Inc., a Delaware corporation with offices at 400 South El Camino Real, San Mateo, California 94402, USA ("IWC"), and Star Digitel Limited, a Hong Kong company with offices at 6/F, Star Telecom Tower, 414 Kwun Tong Road, Kwun Tong, Kowloon, Hong Kong ("SDL").

      WHEREAS, SDL, IWC and Star Telecom Holding Limited ("STHL" and, together with IWC, the "Shareholders") entered into a Shareholders' Agreement dated as of the date hereof to organize and operate certain projects set out in Schedule 1 hereto (together with any future projects undertaken by SDL in accordance with the Shareholders' Agreement, the "Related Projects") to engage in activities with companies in the People's Republic of China to provide 800 MHz wireless telecommunications services;

      WHEREAS, IWC has expertise in the development, management and operation of telecommunications businesses in developing countries; and

      WHEREAS, pursuant to the Shareholders' Agreement, SDL and the Shareholders have agreed that IWC shall have both the right and the obligation to participate in the management of SDL and the Related Projects by, among other things, providing certain necessary management services to SDL on the terms and subject to the conditions set forth herein, and SDL desires IWC to so participate in the management of SDL.

      NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

      1. Management Services.  Upon the terms and subject to the conditions set
         -------------------
forth in this Agreement and pursuant to the Shareholders' Agreement, IWC shall participate in the management of SDL and each of the Related Projects by, among other things, using its best efforts to provide assistance to SDL in the following areas:

          (a) development of business, marketing, network and distribution plans;

          (b) negotiation of the necessary international and local financing for SDL and each of the Related Projects;

          (c) the provision of recommendations to SDL with respect to selection of the necessary management staff for SDL and each of the Related Projects;

          (d) training of management, sales and operating staff for SDL and each of the Related Projects;

          (e) the provision of such trained management personnel for reasonable periods of time as IWC may think fit to provide management services to SDL and the Related Projects; and

          (f) such other management services in respect of SDL and the Related Projects as may reasonably be requested by SDL.

          The management services provided by IWC hereunder shall hereinafter be referred to as the "IWC Obligations."

      2. Performance of IWC Obligations.  IWC shall devote such time and
         ------------------------------
attention to the performance of the IWC Obligations as is necessary or appropriate to discharge such duties effectively, and IWC shall retain such personnel as are necessary or appropriate to perform the IWC Obligations.

      3. IWC Additional Return.
         ---------------------

         (a) As remuneration for the performance of the IWC Obligations, in addition to any amounts paid by SDL to IWC in respect of IWC's ownership interest in SDL, SDL shall pay to IWC an amount (the "IWC Additional Return") equal to the sum of (i) IWC's out-of-pocket costs and expenses incurred in performing the IWC Obligations, (ii) the compensation of any IWC personnel seconded to SDL in connection with the performance of the IWC Obligations and
(iii) an amount (the "Premium") equal to 15% of the out-of-pocket costs and expenses and compensation amounts referred to in clauses (i) and (ii) of this
Section 3(a); provided that on each of the third, sixth and ninth anniversary of
              --------
the date hereof (unless this Agreement is earlier terminated in accordance with Section 5), IWC and SDL shall renegotiate in good faith the amount of the Premium.

         (b) Notwithstanding the foregoing in this Section 3, IWC shall receive the IWC Additional Return only with respect to its performance of the IWC Obligations approved by unanimous consent of the board of directors of SDL.

          (c) IWC shall submit a statement to SDL to support the amount of the IWC Additional Return on a monthly basis, and SDL shall remit payment to IWC in the amount of the IWC Additional Return in cash in US Dollars within 30 days of receipt of such statement. If any payment from SDL is not made to IWC within the aforementioned period, SDL shall pay interest thereon to IWC at the rate of 5% above the then-current prime rate as quoted by Hongkong Bank, from (and including) the 31st day after receipt of the relevant statement to (but excluding) the date of payment, which interest shall be payable on demand.

      4.  Liability.
          ---------

          IWC shall not be liable to SDL for any losses, costs, or damages resulting from the performance of the IWC Obligations.

      5.  Term and Termination.  This Agreement shall remain in effect until the
          --------------------
earliest of (a) the date that is ten years after the date hereof; (b) the date IWC ceases to hold shares in SDL; (c) the dissolution or winding up of SDL; and
(d) the insolvency of SDL, the commission of any act of bankruptcy by SDL or the commencement of proceedings with respect to SDL for relief under bankruptcy or insolvency laws or laws relating to the relief or debtors, reorganizations, arrangements compositions or extensions.

      6.  Miscellaneous.
          -------------

          (a) Notices.  Any notice or other communication required or permitted
              -------
hereunder shall be in writing and shall be delivered personally or sent by registered mail or international courier service, in either case postage prepaid, or delivered by telecopy, telex, facsimile or similar telecommunications equipment. Any such notice shall be deemed given when so delivered personally or, if sent by registered mail, five days after the date of deposit in the mails or, if sent by international courier service, three days after the date of deposit with the courier service or, if delivered by telecopy, telex, facsimile or similar telecommunications equipment, at the time of receipt thereof, as follows:

            (i) if to IWC, to:

                         International Wireless Communications, Inc.
                400 South El Camino Real
                San Mateo, California  94402
                U.S.A.

                Attention:  Douglas Sloan Sinclair
                Facsimile No.:  1 (415) 548-1842

            (ii)  if to SDL, to:

                Star Digitel Limited
                c/o Star Telecom Holding Limited
                6th Floor, Star Paging Tower
                414 Kwun Tong Road
                Kwun Tong
                Kowloon, Hong Kong
                Attention:
                Facsimile No.:  (852) 2918-1777

            Any party may by notice given in accordance with this Section 6 designate another address or person for receipt of notices hereunder.

         (b) GOVERNING LAW.  THE INTERPRETATION AND ENFORCEMENT OF THIS
             -------------
AGREEMENT SHALL BE GOVERNED BY THE LAWS OF ENGLAND AND WALES.

         (c)  Dispute Resolution.
              ------------------

            (i) Any dispute or claim arising out of or relating to this Agreement, or the breach, termination or invalidity hereof, shall be finally settled by arbitration under the Rules of Conciliation and Arbitration of the International Chamber of Commerce (the "Rules") as are currently in force and as may be amended by the rest of this Section 6(c). For the purpose of such arbitration, there shall be one or more arbitrators appointed in accordance with the Rules (such single arbitrator or board of arbitrators, as the case may be, are referred to below as the "Arbitration Board"). The place of arbitration shall be Hong Kong. All arbitration proceedings shall be conducted in the English language. The arbitrators shall decide any such dispute or claim strictly in accordance with the governing law specified in
   Section 6(b) of this Agreement. Judgment upon any arbitral award rendered hereunder may be entered in any court having jurisdiction, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

            (ii) Each party shall cooperate in good faith to expedite (to the maximum extent practicable) the conduct of any arbitral proceedings commenced under this Agreement.

            (iii) The costs and expenses of the arbitration, including, without limitation, the fees of the Arbitration Board, be borne equally by each party to the dispute or claim, and each party shall pay its own fees, disbursement and other charges of its counsel.

             (iv) Any award made by the Arbitration Board shall be final and binding on the parties hereto. The parties expressly agree to waive the applicability of any laws and regulations that would otherwise give the right to appeal the decisions of the Arbitration Board so that there shall be no appeal to any court of law for the award of the Arbitration Board, and a party shall not challenge or resist the enforcement action taken by another party in whose favor the award of the Arbitration Board was given.

         (d) Titles and Subtitles.  The titles and subtitles used in this
             --------------------
Agreement are used for convenience only and shall not be considered in the interpretation of this Agreement.

         (e) Severability and Survival.  If any of the provisions of this
             -------------------------
Agreement becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired in any way.

         (f) Third-Party Beneficiaries.  Nothing contained in this Agreement is
             -------------------------
intended to, or shall, confer upon any other person or entity other than the parties hereto any rights or remedies hereunder.

         (g) Assignment and Succession.  SDL may not assign this Agreement or
             -------------------------
its rights or obligations hereunder without the prior written consent of IWC. IWC may assign this Agreement and its rights and obligations hereunder to any entity that controls, is controlled by or is under common control with IWC without prior consent of SDL. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

         (h) Entire Agreement; Amendments.  The terms and conditions contained
             ----------------------------
in this Agreement and the other agreements and instruments expressly referred to herein constitute the entire agreement between the parties hereto regarding the subject matter hereof and shall supersede all previous communications, either oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may be amended only by a written agreement duly executed by the parties hereto.

         (i) Counterparts.  This Agreement may be executed in
             ------------
counterparts, and each counterpart shall constitute an original instrument, but all such separate counterparts shall constitute only one and the same instrument.

      IN WITNESS WHEREOF, the undersigned have executed this Management Services Agreement as of the day and year first above written.

                                           INTERNATIONAL WIRELESS
                                             COMMUNICATIONS, INC.

                                           By:_______________________________
                                               Name:
                                               Title:

                                           STAR DIGITEL LIMITED

                                           By:_______________________________
                                               Name:
                                               Title:

                                  SCHEDULE 1
                                  ----------

                               RELATED PROJECTS
                               ----------------


                    [ To be provided by SDL's management ]

                                                                       Exhibit E





================================================================================




                           NONCOMPETITION AGREEMENT


                                    between


                  INTERNATIONAL WIRELESS COMMUNICATIONS, INC.

                                      and

                         STAR TELECOM HOLDING LIMITED





                ______________________________________________
                        Dated as of September ___, 1996
                ______________________________________________




================================================================================

                               TABLE OF CONTENTS


ARTICLE/SECTION                                                    PAGE
1.   Definitions..................................................... 1

2.   Noncompetition.................................................. 2

3.   Corporate Opportunities......................................... 2

4.   Term and Termination............................................ 3

5.   Rights and Remedies Upon Breach................................. 3

6.   Severability.................................................... 3

7.   Enforceability in Jurisdictions................................. 3

8.   Waiver.......................................................... 4

9.   Miscellaneous................................................... 4

10.  Headings........................................................ 6

                           NONCOMPETITION AGREEMENT


          This NONCOMPETITION AGREEMENT (this "Agreement") is entered into as of September ___, 1996, by and between International Wireless Communications, Inc., a Delaware corporation with offices at 400 South El Camino Real, San Mateo, California, 94402, United States of America ("IWC") and Star Telecom Holding Limited, a Hong Kong company with offices at 6/F, Star Telecom Tower, 414 Kwun Tong Road, Kwun Tong, Kowloon, Hong Kong ("STHL").

          WHEREAS, IWC, STHL and STHL's wholly owned subsidiary, Star Digitel Limited ("SDL") have entered into a Subscription Agreement (the "Subscription Agreement") whereby, among other things, IWC will subscribe for up to an aggregate of 234,000,000 shares in the share capital of SDL.

          WHEREAS, IWC, STHL and SDL intend to enter into a Shareholders' Agreement (the "Shareholders' Agreement") to regulate certain matters relating to SDL, including the allocation of corporate opportunities.

          WHEREAS, as a condition to the obligations of the parties to close under the Subscription Agreement, and in order that the parties may obtain the full benefit of the transactions contemplated by the Subscription Agreement, each of IWC and STHL has agreed with those other, as set forth herein, not to compete with SDL.

          NOW THEREFORE, in consideration of the foregoing and of the mutual promises, covenants and conditions hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          1.   Definitions.  For purposes of this Agreement, the following
               -----------
capitalized terms have the following meanings:

               (a) "Affiliate" of a party means any Person controlling, controlled by or under common control with such party. "Control" for this purpose means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, or the ownership or voting securities, by contract or otherwise.

               (b) "IWC Restricted Parties" means, collectively, IWC and each Affiliate of IWC.

               (c) "Person" means any natural person, corporation, partnership, firm, joint venture, association, joint stock company, trust, unincorporated association, governmental authority or other legal entity.

               (d) "Restricted Business" means the promotion or provision of mobile telephone services, the technical or other services in support of mobile telephone services or licensing technology or intellectual property (including, without limitation, proprietary information, trademarks or patents) but excluding the manufacturing of any product or equipment, (i) for a Restricted Party's own account, (ii) by rendering services to any Person engaged in the promotion or provision of mobile telephone services, the technical or other services in support of mobile telephone services or licensing technology or intellectual property (including, without limitation, proprietary information, trademarks or patents) but excluding the manufacturing of any product or equipment or (iii) by becoming interested in any capacity, including as a partner, shareholder, principal, agent, trustee or consultant, in any Person engaged in the promotion or provision of mobile telephone services, the technical or other services in support of mobile telephone services or licensing technology or intellectual property (including, without limitation, proprietary information, trademarks or patents) but excluding the manufacturing of any product or equipment, in the Territory.

               (e) "Restricted Parties" means, collectively, the STHL Restricted Parties and the IWC Restricted Parties.

               (f) "STHL Restricted Parties" means, collectively, STHL and each Affiliate of STHL.

               (g) "Territory" means the People's Republic of China, excluding the Hong Kong and Macao regions and Taiwan province.

          2.   Noncompetition.  Subject to the provisions of Section 3 hereof,
               --------------
(i) None of the STHL Restricted Parties shall, without the prior written consent of IWC (which may be withheld by IWC in its sole discretion), directly or indirectly engage in the Restricted Business, and (ii) none of the IWC Restricted Parties shall, without the prior written consent of STHL (which may be withheld by STHL in its sole discretion), directly or indirectly engage in the Restricted Business. Each of STHL and IWC shall take all measures necessary to ensure that its respective Affiliates comply with the terms of this Agreement and shall, upon the request of the other party, cause its Affiliates to execute a deed of adherence to this Agreement in such form as the other party may reasonably request.

          3.   Corporate Opportunities.  If a Restricted Party offers to SDL,
               -----------------------
pursuant to Article 10 of the Shareholders' Agreement, the opportunity to make an investment in a Restricted Business, and if SDL declines such opportunity notwithstanding the affirmative vote of IWC and its transferees, and if the directors of SDL appointed by such persons (in the case of an opportunity offered by an IWC Restricted Party) or STHL and its transferees and the directors of SDL appointed by such persons (in the case of an opportunity offered by a STHL Restricted Party), such Restricted Party may make such investment to the extent permitted by Article 10 of the Shareholders' Agreement.

          4.   Term and Termination.  This Agreement shall remain in effect
               --------------------
until the earliest of (i) the date that is 10 years after the date hereof, (ii) the date STHL or IWC ceases to hold shares in SDL, (iii) the dissolution or winding up of SDL, (iv) the termination or expiration of the Shareholders' Agreement and (v) the insolvency of SDL, the commission of any act of bankruptcy by SDL, the commission of any act of bankruptcy by SDL or the commencement of proceedings with respect to SDL for relief under bankruptcy or insolvency laws or laws relating to the relief of debtors, reorganizations, arrangements, compositions or extensions.

          5.   Rights and Remedies Upon Breach.  If any Restricted Party
               -------------------------------
breaches, or threatens to commit a breach of, any of the provisions of Section 1 above (the "Restrictive Covenant"), the non-defaulting Restricted Party shall have the following rights and remedies, each of which rights and remedies shall be independent of the others and severally enforceable and each of which is in addition to, and not in lieu of, any other rights and remedies available to the non-defaulting Restricted Party under law or in equity:

               (a)  Specific Performance.  The right and remedy to have the
                    --------------------
Restrictive Covenant specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenant would cause irreparable injury to the non-defaulting Restricted Party and that money damages would not provide an adequate remedy to the non-defaulting Restricted Party. In seeking such injunctive relief, the non-defaulting Restricted Party shall not be obligated to secure any bond or other security.

               (b)  Accounting.  The right and remedy to require the Restricted
                    ----------
Party to account for and pay over to the non-defaulting Restricted Party, all compensation, profits, monies, accruals, increments or other benefits derived or received by such Restricted Party as the result of any transactions by such Restricted Party constituting a breach of the Restrictive Covenant.

          6.   Severability.  The Restricted Parties acknowledge and agree that
               ------------
the Restrictive Covenant is reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that the Restrictive Covenant, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenant shall not thereby be affected and shall be given full effect without regard to the invalid portions. If any court determines that the Restrictive Covenant, or any part thereof, is unenforceable because of the duration or geographic scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

          7.   Enforceability in Jurisdictions.  The Restricted Parties intend
               -------------------------------
to and hereby confer jurisdiction to enforce the Restrictive Covenant upon the courts of any jurisdiction within the geographical scope of the Restrictive Covenant. If the courts of any one or more of such jurisdictions hold the Restrictive Covenant unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the Restricted Parties that such determination shall not bar or in any way affect the non-defaulting Restricted Party's right to the relief provided above in the courts of any other jurisdiction within the geographical scope of the Restrictive Covenant, as to breaches of the Restrictive Covenant in such other respective jurisdictions, the Restrictive Covenant as it relates to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

          8.   Waiver.  The failure of the non-defaulting Restricted Party to
               ------
insist in any one or more instances upon performance of any of the provisions of this Agreement or to take advantage of any of the non-defaulting Restricted Party's rights hereunder shall not be construed as a waiver of any such provisions or the relinquishment of any such rights, and the same shall con tinue and remain in full force and effect. No single or partial exercise by any party of any right or remedy shall preclude other or future exercise thereof or the exercise of any other right or remedy. Waiver by any party of any breach of any provision of this Agreement shall not constitute or be construed as a continuing waiver or as a waiver of any other breach of any other provision of this Agreement.

          9.   Miscellaneous.
               -------------

               (a)  Notices.  Any notice or other communications
                    -------
contemplated or required by this Agreement by any party hereto shall be delivered either by (a) personal delivery or (b) facsimile (with a copy sent by overnight courier or certified airmail) addressed to the recipient at the address specified below or at such other address as the intended recipient previously shall have designated by written notice to the other parties hereto. All notices and other communications contemplated or required by this Agreement delivered in person or sent by facsimile shall be deemed to have been delivered to and received by the recipient and shall be effective on the date of personal delivery or the date sent, respectively. Notice not given in writing shall be effective only if acknowledged in writing by a duly authorized representative of the party to whom it was given. All notices and other communications required or permitted hereunder shall be given in writing and shall be deemed given on the day delivered if delivered by hand or sent by facsimile, and on the next business day if sent by reputable overnight air courier or on the third business day if mailed by registered or certified mail (return receipt requested), postage prepaid, addressed as follows:

                    (i)  If to IWC to:

                         International Wireless Communications, Inc.
                         400 South El Camino Real
                         San Mateo, California 94402
                         U.S.A.
                         Attention: Douglas Sloan Sinclair
                         Facsimile No.: 1 (415) 548-1842
                    (ii) If to STHL, to:

                         Star Telecom Holding Limited
                         414 Kwun Tong Road,
                         Kwun Tong
                         Kowloon, Hong Kong
                         Attention:  Francis Wong
                         Facsimile No.: (852) 2598-1392

               Any party hereto may change the address to which notices and other communications are to be directed by giving notice and other communications are to be directed by giving notice of such change to the other parties in the manner provided in this Subsection.

               (b)  GOVERNING LAW.  THE INTERPRETATION AND ENFORCEMENT OF THIS
                    -------------
AGREEMENT SHALL BE GOVERNED BY THE LAWS OF ENGLAND AND WALES.

               (c)  Dispute Resolution.
                    ------------------

                    (i) Any dispute or claim arising out of or relating to this Agreement, or the breach, termination or invalidity hereof, shall be finally settled by arbitration under the Rules of Conciliation and Arbitration of the International Chamber of Commerce (the "Rules") as are currently in force and as may be amended by the rest of this Section 9(c). For the purpose of such arbitration, there shall be one or more arbitrators appointed in accordance with the Rules (such single arbitrator or board of arbitrators, as the case may be, are referred to below as the "Arbitration Board"). The place of arbitration shall be Hong Kong. All arbitration proceedings shall be conducted in the English language. The arbitrators shall decide any such dispute or claim strictly in accordance with the governing law specified in Section 9(b) of this Agreement. Judgment upon any arbitral award rendered hereunder may be entered in any court having jurisdiction, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

                    (ii) Each party shall cooperate in good faith to expedite (to the maximum extent practicable) the conduct of any arbitral proceedings commenced under this Agreement.

                    (iii) The costs and expenses of the arbitration, including, without limitation, the fees of the Arbitration Board, shall be borne equally by each party to the dispute or claim, and each party shall pay its own fees, disbursement and other charges of its counsel.

                    (iv) Any award made by the Arbitration Board shall be final and binding on the parties hereto. The parties expressly agree to waive the applicability of any laws and regulations that would otherwise give the right to appeal the decisions of the Arbitration Board so that there shall be no appeal to any court of law for the award of the Arbitration Board, and a party shall not challenge or resist the enforcement action taken by another party in whose favor the award of the Arbitration Board was given.

               (d)  Assignment and Succession.  STHL may not assign this
                    -------------------------
Agreement or its rights or obligations hereunder without the prior written consent of IWC. IWC may assign this Agreement and its rights and obligations hereunder to any entity that controls, is controlled by or is under common control with IWC without prior consent of STHL. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

               (e)  Entire Agreement; Amendments.  The terms and
                    ----------------------------
conditions contained in this Agreement and the other agreements and instruments expressly referred to herein constitute the entire agreement between the parties hereto regarding the subject matter hereof and shall supersede all previous communications, either oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may only be amended by a written agreement duly executed by the parties hereto.

          10.  Headings.  The headings contained in this Agreement are for
               --------
convenience or reference only and shall not affect the meaning or interpretation of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                            INTERNATIONAL WIRELESS
                                              COMMUNICATIONS, INC.

                                            By:________________________________
                                                Name:
                                                Title:


                                            STAR TELECOM HOLDING LIMITED


                                            By:________________________________
                                                Name:
                                                Title:

                                                                       Exhibit F



                    Dated this     day of            , 1996



                             Star Digitel Limited

                                      and

                         Star Telecom Holding Limited



                    _______________________________________



                                Loan Agreement



                    _______________________________________



                            Messrs. S.H. Chan & Co.
                                  Solicitors
                      18/th/ Floor, China Overseas Bldg.,
                              139 Hennessey Road,
                              Wanchai, Hong Kong.

                              Ref.: LCY/19321/96
                                 StarLoan.doc

THIS LOAN AGREEMENT is made the      day of     , 1996,


BETWEEN


(1) Star Digitel Limited, a company incorporated under the laws of Hong Kong and having its registered office at 6/th/ Floor, Star Telecom Tower, 414 Kwun Tong Road, Kwun Tong, Kowloon, Hong Kong (the "Borrower"); and

(2) Star Telecom Holding Limited, a company incorporated unde rthe laws of Hong Kong and having its registered office at 6/th/ Floor, Star Telecom Tower, 414 Kwun Tong Road, Kowloon, Hong Kong (the "Lender").


WHEREAS the Borrower is a subsidiary of the Lender, and WHEREAS the Borrower,
-------                                                 -------
the Lender and International Wireless Communications, Inc. will enter into a subscription agreement of even date herewith to subscribe and issue shares in the Borrower (the "Subscription Agreement"), and WHEREAS the Borrower and Lender
                                                 -------
have agreed to enter into this Loan Agreement pursuant to the Subscription Agreement.


NOW IT IS HEREBY AGREED as follows:-
-----------------------


DEFINITION AND INTERPRETATION
-----------------------------

1. Capitalized terms in this Loan Agreement follow the meanings as defined in the Subscription Agreement unless the context otherwise requires or defined otherwise herein.


ADVANCEMENT OF LOAN
-------------------

2. The Lender hereby agrees to lend to the Borrower and the Borrower hereby agrees to borrow from the Lender on the date hereof an aggregate principal amount of United States Dollars Four Million only (US@4,000,000.00) (the "Loan") for a term of two (2) years from the date hereof, subject to the terms and conditions contained herein.

3. The Lender shall deposit the Loan in the following account of the Borrower immediately available funds:-

     Holder of Account  :  Star Digitel Limited
     Name of Bank       :  Sin Hua Bank Ltd.
     Address of Bank    :  134-136 Voeux Road Central, Central, Hong Kong
     Account Number     :  031-349-00264616
     Type of Account    :  HK$ Current Account


BORROWER'S COVENANT OF REPAYMENT AND INTEREST
---------------------------------------------

4. In consideration of the agreement by Lender to make available the Loan to the Borrower, the Borrower HEREBY COVENANTS with the Lender that the Borrower shall repay to the Lender the Loan together with interest on the unpaid principal amount hereof from time to time outstanding from and including the date hereof until such principal amount is paid in full (together the "Indebtedness") in the manner and at the times provided herein.

5. The Borrower shall repay the Indebtedness to the Lender at the date that is two years from the date hereof to the account of the Lender in clause 9 or other account designated by the Lender from time to time.

6. The Borrower shall pay interest on the Loan at a rate of nin per centum (9%) per annum after the due date as stipulated in Clause 8 and the Borrower shall pay interest on the Loan at a rate of 5% above the then-current prime rate as quoted by the Hongkong Bank from the due day until full settlement.

7. The interest shall accrue commencing from the date hereof and shall be calculated on the basis of the actual number of calendar month(s) elapsed (regardless of the number of days in a calendar mont) and on the basis of a 12-calendar-month year except in the case of prepayment where interest will be calculated on the actual number of days elapsed in that particulars calendar month upto and including the prepayment day.

8. The interest on the Loan shall be payable in arrears every month on a day corresponding to the date hereof and the first payment of interest shall be due one month after the date hereof.

9. All repayment of the Indebtedness shall be paid in United States Dollars unless the Lender agrees otherwise and shall be paid into the following account or other account designated by the Lender from time to time:-

     Holder of Account  :  Star Telecom Holding Limited
     Name of Bank       :  Sin Hua Bank Ltd.
     Address of Bank    :  134-136 Voeux Road Central, Central, Hong Kong
     Account Number     :  031-349-00251328
     Type of Account    :  HK$ Current Account

10. Prepayment of the Loan may be made by the Borrower to the Lender at any time for any amount during the term of the Loan upon prior notification served on the Lender.


Governing Law and Jurisdiction
------------------------------

11. The governing law and jurisdiction shall be the same as the Subscription Agreement.

The Borrower
SIGNED by                                     )
                                              )
                                              )
                                              )
                                              )
for and on behalf of Star Digitel Limited in  )
the presence of:-                             )


The Lender
SIGNED by                                     )
                                              )
                                              )
                                              )
                                              )
for and on behalf of Star Telecom Holding     )
Limited                                       )